-------------------------------------------------------------------------------
This document has important legal consequences; consultation with an attorney is encouraged with respect to its use or modification. This document should be adapted to the particular circumstances of the contemplated Project and the applicable laws of the jurisdiction in which the Project is to be performed.
-------------------------------------------------------------------------------


                           STANDARD FORM OF AGREEMENT
                        BETWEEN OWNER AND DESIGN/BUILDER
                       ON THE BASIS OF A STIPULATED PRICE

                                   Prepared by

                  ENGINEERS JOINT CONTRACT DOCUMENTS COMMITTEE

                                       and

                         Issued and Published Jointly By

                                 (insert seals)

                   PROFESSIONAL ENGINEERS IN PRIVATE PRACTICE
                           A PRACTICE DIVISION OF THE
                   NATIONAL SOCIETY OF PROFESSIONAL ENGINEERS

                                   -----------

                      AMERICAN CONSULTING ENGINEERS COUNCIL

                                   -----------

                       AMERICAN SOCIETY OF CIVIL ENGINEERS

-------------------------------------------------------------------------------
This Standard Form of Agreement has been prepared for use with the Standard General Conditions of the Contract Between Owner and Design/Builder (No. 1910-40) (1994 Edition). Their provisions are interrelated and a change in one may necessitate a change is the other. The suggested language contained in the Guide to Use of EJCDC Design/Build Documents (No. 1910-42)(1994 Edition) is also carefully interrelated with the language of this Agreement.
-------------------------------------------------------------------------------

                                  NOTE TO USER

         Before entering into this Agreement, it is recommended that the parties determine whether applicable Laws and Regulations prohibit or require alterations in the contemplated contractual arrangements and the assignments of responsibilities for a design/build project. Check competitive bidding, contractor licensing, design professional licensing, and professional practice Laws and Regulations, among others.








               (C)1995 National Society of Professional Engineers
                   1420 King Street, Alexandria, VA 22314-2715

                      American Consulting Engineers Council
                  1015 15th Street, N.W., Washington, DC 20005

                       American Society of Civil Engineers
                    345 East 47th Street, New York, NY 10017

                                      EJCDC
                           STANDARD FORM OF AGREEMENT
                        BETWEEN OWNER AND DESIGN/BUILDER
                       ON THE BASIS OF A STIPULATED PRICE

         THIS AGREEMENT is dated as of the 15th day of October, 1999 a by and between Dakota Ethanol L.L.C. (hereinafter called OWNER) and Broin and Associates, Inc. (hereinafter called DESIGN/BUILDER).

OWNER and DESIGN/BUILDER, in consideration of the mutual covenants hereinafter set forth, agree as follows:

ARTICLE 1.        WORK.

1.01. DESIGN/BUILDER shall complete all Work as specified or indicated in the Contract Documents. The Work is generally described as follows:

To perform or furnish Design Professional Services, Drawings, Specifications and Construction for a Corn Processing Facility located in Lake County, South Dakota. The completed plant will process corn into 40 million gallons of denatured fuel grade ethanol annually.

DESIGN/BUILDER will develop Design Documents, Drawings and Plans and Specifications for the OWNER's Project which the DESIGN/BUILDER shall adapt to the specific site. DESIGN/BUILDER shall furnish to OWNER from time to time the specific Drawings, Plans and Specifications for the OWNER's Project.

ARTICLE 2.        THE PROJECT.

2.01. The Project for which the Work under the Contract Documents may be the whole or only a part is generally described as follows:

A forty (40) million gallon per year Corn to Ethanol Processing Facility to be located in Lake County, South Dakota.

Exhibit "A" consisting of the Turn-Key Project Contract Description.

Exhibit "B" consisting of the Process Guarantee.

THE FOLLOWING ITEMS ARE NOT INCLUDED IN THE CONTRACT PRICES AND WILL BE PROVIDED BY OTHERS:

         1.       Those items excluded in Exhibit A.
         2.       Land.
         3.       Inventory necessary to run the plant.
         4.       Builder's Risk Insurance Cost.

ARTICLE 3.        CONTRACT TIMES.

3.01. DALES FOR SUBSTANTIAL COMPLETION AND FINAL PAYMENT

         A. The Work will be substantially completed fourteen (14) months from the date that concrete work begins. The anticipated date for construction commencement is April 1, 2000. In any case, such work will commence within 30 days after receipt of notice to proceed.

ARTICLE 4.        CONTRACT PRICE.

4.01. OWNER shall pay DESIGN/BUILDER the following sum(s) for completion of the Work in accordance with the Contract Documents.

         A. For all Work other than Unit Price Work, a Lump Sum of $38,086,000.

4.02. The factor used to calculate DESIGN/BUILDER's fee for employees in the direct employ of DESIGN/BUILDER performing Design Professional Services in accordance with paragraph 10.02.A. l of the General Conditions shall be non-applicable.

ARTICLE 5.        PAYMENT PROCEDURES.

5.01. DESIGN/BUILDER shall submit and OWNER will process Applications for Payment in accordance with Article 13 of the General Conditions.

         A. PROGRESS PAYMENTS; RETAINAGE. OWNER shall make progress payments on account of the Contract Price on the basis of DESIGN/BUILDER's Applications for Payment, on or about the 12h day of each month during performance of the Work as provided in paragraphs 5.01.A.1 and A.2 below. All such payments will be measured by the acceptable Schedule of Values established in paragraph 2.06.A of the General Conditions (and in the case of Unit Price Work based on the number of units completed).

                  1. Prior to Substantial Completion, progress payments will be made in an amount equal to the percentage indicated below, but, in each case, less the aggregate of payments previously made and less such amounts as OWNER may withhold in accordance with paragraph 13.04.E of the General Conditions.

                           a. 98 percent of Work completed (with the balance
                  being retainage). If the Work has been 50 percent completed as determined by OWNER, and if the character and progress of the Work have been satisfactory to OWNER, OWNER may determine that as long as the character and progress of the Work remain satisfactory to OWNER, there will be no additional retainage on account of Work competed, in which case the remaining progress payments prior to Substantial Completion will be in an amount equal to 100 percent of the Work completed.

                           b. 98 percent (with the balance being
                  retainage) of the cost of materials and equipment not incorporated in the Work (but delivered, suitably stored and accompanied by documentation satisfactory to OWNER as provided in paragraph 13.02.A of the General Conditions).

                  2. Upon Substantial Completion, payment will be made in an amount sufficient to increase total payments to DESIGN/BUILDER to 98 percent of the Contract Price (with the balance being retainage), less such amounts as OWNER may withhold in accordance with paragraph
         13.04.13 of the General Conditions.

         B. FINAL PAYMENT. Upon final completion and acceptance of the Work in accordance with paragraph 13.09 of the General Conditions, OWNER shall pay the remainder of the Contract Price.

ARTICLE 6.        INTEREST.

6.01. All moneys not paid when due as provided in Article 13 of the General Conditions shall bear interest at the rate of 13 percent per annum.

ARTICLE 7.        DESIGN/BUILDER'S REPRESENTATIONS.

7.01. DESIGN/BUILDER makes the following representations:

         A. DESIGN/BUILDER has examined and carefully studied the Contract Documents (including the Addenda) listed in paragraphs 8.01.A through J but excluding the documents described in paragraph 8.01 .K and the other related data identified in the Request for Proposals.

         B. DESIGN/BUILDER has visited the Site and become familiar with and is satisfied as to the general, local and Site conditions that may affect cost, progress, performance or furnishing of the Work.

         C. DESIGN/BUILDER is familiar with and is satisfied as to all federal, state and local Laws and Regulations that may affect cost, progress, performance or furnishing of the Work.

         D. DESIGN/BUILDER has carefully studied all reports of explorations and tests of subsurface conditions at or contiguous to the Site and all drawing of physical conditions in or relating to existing surface or subsurface structures at or contiguous to the Site which have been identified or made available by OWNER.

         E. DESIGN/BUILDER is aware of the general nature of work to be performed by OWNER and others at the Site that relates to the Work as indicated in the Contract Documents.

         F. DESIGN/BUILDER has correlated the information known to DESIGN/BUILDER, information and observations obtained from visits to the Site, reports and drawings identified in the Contract Documents and all additional examinations, investigations, explorations, tests, studies and data with the Contract Documents.

         G. DESIGN/BUILDER has given OWNER written notice of all conflicts, errors, ambiguities or discrepancies that DESIGN/BUILDER has discovered in the Contract Documents and the written resolution thereof by OWNER is acceptable to DESIGN/BUILDER, and the Contract Documents are generally sufficient to indicate and convey understanding of all terms and conditions for performance and furnishing of the Work.

ARTICLE 8.        CONTRACT DOCUMENTS.

8.01. The Contract Documents which comprise the entire agreement between OWNER and DESIGN/BUILDER concerning the Work consist of the following:

         A.       This Agreement (pages 1 to 6 , inclusive).

         B.       Exhibits to this Agreement.

         C.       Notice to Proceed.

         D. Standard General Conditions of the Contract Between Owner and Design/Builder (pages 1 to 34, inclusive) as amended by Supplementary Conditions.

         E.       Supplementary Conditions (pages 1 to 3 , inclusive).

         F.       Addenda numbers N/A through N/A inclusive.

         G. Documentation submitted by DESIGN/BUILDER prior to Notice of Award (pages N/A to N/A , inclusive).

         H. The following which may be delivered, prepared, or issued after the Effective Date of this Agreement and are not attached hereto.

                           1. All Written Amendments and other documents
                  amending, modifying or supplementing the Contract Documents pursuant to paragraph 3.03.A of the General Conditions.

                           2. Specifications as defined in Paragraph 1.O1.AA2 of
                  the General Conditions.

                           3. Drawings as defined in Paragraph 1.01.A.18 of the
                  General Conditions.

         I. Evidence of error and omission insurance for the Design in an amount equal to $1,000,000.

8.02. The documents listed in paragraph 8.01 above are attached to this Agreement (except as expressly noted otherwise above).

8.03. There are no Contract Documents other than those listed above in this
Article 8. The Contract Documents may only be amended, modified or supplemented as provided in paragraph 3.03.A of the General _Conditions.

ARTICLE 9.        MISCELLANEOUS.

9.01. The Standard General Conditions of the Contract Between Owner and Design/Builder are referred to herein as the General Conditions.

9.02. Terms used in this Owner-Design/Builder Agreement which are defined in Article I of the General Conditions will have the meanings indicated therein.

9.03. No assignment by a party hereto of any rights under or interests in the Contract Documents will be binding on another party hereto without the written consent of the party sought to be bound; and, specifically but without limitation, moneys that may become due and moneys that are due may not be assigned without such consent (except to the extent that the effect of this restriction may be limited bylaw), and unless specifically stated to the contrary in any written consent to an assignment no assignment will release or discharge the assignor from any duty or responsibility under the Contract Documents.

9.04. OWNER and DESIGN/BUILDER each binds itself, its partners, successors, assigns and legal representatives to the other party hereto, its partners, successors, assigns and legal representatives in respect to all covenants, agreements and obligations contained in the Contract Documents.

9.05. Any provision or part of the Contract Documents held to be void or unenforceable under any Law or Regulation shall be deemed stricken, and all remaining provisions shall continue to be valid and binding upon OWNER and DESIGN/BUILDER, who agree that the Contract Documents shall be reformed to replace such stricken provision or part thereof with a valid and enforceable provision that comes as close as possible to expressing the intention of the stricken provision.

         IN WITNESS WHEREOF, OWNER and DESIGN/BUILDER have signed this Agreement in duplicate. One counterpart each has been delivered to OWNER and DESIGN/BUILDER. All portions of the Contract Documents have been signed, initialed or identified by OWNER and DESIGN/BUILDER.

This Owner-Design/Builder Agreement will be effective on October 15, 1999.

OWNER:   Dakota Ethanol, L.L.C.       DESIGN/BUILDER: Broin and Associates, Inc.
      --------------------------                     ---------------------------

--------------------------------      ------------------------------------------

By: /s/ Greg Van Zanten               By:  /s/ Jeff Broin
   -----------------------------         ---------------------------------------

    [CORPORATE SEAL]                      [CORPORATE SEAL

Attest:  /s/ Ron Alverson             Attest:  /s/ Ron Alverson
       -------------------------             -----------------------------------

Address for giving notices:           Address for giving notices:

     Dakota Ethanol, L.L.C.                Broin and Associates, Inc.
---------------------------------     ------------------------------------------

     P.O. BOX 100                          25784 Cottonwood Avenue
---------------------------------     ------------------------------------------

     Wentworth, SD  57075                   Sioux Falls, SD 57107
---------------------------------     ------------------------------------------

(If OWNER is a  corporation,
attach  evidence of  authority
to sign.  If OWNER is a public
body,  attach  (a) evidence of
authority to sign (b) resolution
or  other  documents authorizing      License No.:    N/A
execution of Agreement  and (c)                  -------------------------------
statement of fiscal officer                      (Where applicable)
regarding availability of funds).

                                      (If DESIGN/BUILDER is a corporation,
                                      attach evidence of authority to sign.)

Designated Representative:            Designated Representative:

Name:     Steve Sershen               Name:    Jeff Broin
      ---------------------------          -------------------------------------

Title:                                Title:   Chief Executive Officer
      ---------------------------           ------------------------------------

Address:  P.O. BOX 100                Address: 25784 Cottonwood Avenue
        -------------------------             ----------------------------------

          Wentworth, SD  57075                 Sioux Falls, SD  57107
---------------------------------     ------------------------------------------

Phone:    (605 483-2676               Phone:   (605) 543-5091
      ---------------------------          -------------------------------------

Facsimile: (605) 483-2677             Facsimile: (605) 543-5093
          -----------------------               --------------------------------

                                    EXHIBIT B

                                PROCESS GUARANTEE

         The following Process Guarantee is provided by Broin and Associates, Inc. in relation to the Southeastern South Dakota ethanol plant project located in Lake County, South Dakota (The Project).

BROIN AND ASSOCIATES GUARANTEES THE FOLLOWING:

1.       PROJECT PERFORMANCE SPECIFICATION

         The Project is guaranteed to produce 4,807 gallons per hour of fuel grade (Williams Pipeline Standard) ethanol including the contained denaturant (gasoline). The Project is guaranteed to have the ability to evaporate all necessary thin stillage and dry all distillers' grains produced at 100% guaranteed capacity. The plant is guaranteed to yield at least 2.7 gallons of ethanol (denatured) and at least 17 pounds of distillers' dried grains with solubles per 56 lb. bushel of com (test weight 54 pounds or greater).

2.       TESTING PERIOD

         The project is guaranteed to reach performance specifications for a period of seven (7) days before the Engineer will leave the site. The testing period will be completed with the Owner's personnel and raw materials.

3.       REMEDIES

         If the Project does not meet the above guarantees during the timeframe described in the Owners Agreement, Broin and Associates, Inc. will perform the following at their expense: 1) use Broin and Associates, Inc.s best effort to correct any problem, 2) repair or replace any failing component(s) or system(s) and 3) obtain any additional resources needed to satisfy guarantees.

This document contains the entire Process Guarantee provided by Broin and Associates, Inc. No oral statements, representations or prior written matter not contained in this document shall have any effect regarding Process Guarantee.

BROIN AND ASSOCIATES, INC.

/s/ Jeffrey S. Broin                                    October 15, 1999
-----------------------------                           ------------------------
Jeffrey S. Broin, C.E.O.                                Date

--------------------------------------------------------------------------------
This document has important legal consequences; consultation with an attorney is encouraged with respect to its use or modification. This document should be adapted to the particular circumstances of the contemplated Project and the applicable laws of the jurisdiction in which the Project is to be performed.
--------------------------------------------------------------------------------


                       STANDARD GENERAL CONDITIONS OF THE
                                CONTRACT BETWEEN
                            OWNER AND DESIGN/BUILDER

                                   Prepared by

                  ENGINEERS JOINT CONTRACT DOCUMENTS COMMITTEE

                                       and

                         Issued and Published Jointly By

                                 [insert seals]

                    PROFESSIONAL ENGINEERS M PRIVATE PRACTICE
                           A PRACTICE DIVISION OF THE
                   NATIONAL SOCIETY OF PROFESSIONAL ENGINEERS

                                  -------------

                      AMERICAN CONSULTING ENGINEERS COUNCIL

                                  -------------

                       AMERICAN SOCIETY OF CIVIL ENGINEERS

--------------------------------------------------------------------------------
These General Conditions have been prepared for use with the Agreements between Owner and Design/Builder (Nos. 1910-40-A and -B) (1995 Edition) of the Engineers Joint Contract Documents Committee. Their provisions are interrelated and a change in one may necessitate a change in the others. The suggested language and instructions contained in the Guide to Use of EJCDC Design/Build Documents (No. 1910-42) (1995 Edition) is also carefully interrelated with the language of these General Conditions. Comments concerning their usage are also contained in Document No. 1910-42 (1995 Edition).
--------------------------------------------------------------------------------

               (C)1995 NATIONAL SOCIETY OF PROFESSIONAL ENGINEERS
                     1420 KING STREET, ALEXANDRIA, VA 22314

                      AMERICAN CONSULTING ENGINEERS COUNCIL
                   1015 15TH STREET N.W., WASHINGTON, DC 20005

                       AMERICAN SOCIETY OF CIVIL ENGINEERS
                    345 EAST 47TH STREET, NEW YORK, NY 10017

                               GENERAL CONDITIONS

ARTICLE 1--DEFINITIONS

1.01     DEFINED TERMS

         A. Wherever used in these General Conditions or in the other Contract Documents the following terms have the meanings indicated which are applicable to both the singular and plural thereof:

                  1. ADDENDA--Written or graphic instruments issued prior to the opening of Proposals which clarify, correct or change the Request for Proposals or the Contract Documents.

                  2. AGREEMENT--The written contract between OWNER and DESIGN/BUILDER covering the Work; other Contract Documents are attached to the Agreement and made a part thereof as provided therein.

                  3. APPLICATION FOR PAYMENT--The form which is to be used by DESIGN/BUILDER in requesting progress or final payments and which is to be accompanied by such supporting documentation as is required by the Contract Documents.

                  4. ASBESTOS--Any material that contains more than one percent asbestos and is friable or is releasing asbestos fibers into the air above current action levels established by the United States Occupational Safety and Health Administration.

                  5. BONDS--Performance and payment bonds and other instruments of security.

                  6. CASH FLOW PROJECTION--A schedule prepared by DESIGN/BUILDER estimating that portion of the Contract Price to be due during each month of performance.

                  7. CHANGE ORDER--A written order which is signed by DESIGN/BUILDER and OWNER which authorizes an addition, deletion or revision in the Work, or an adjustment in the Contract Price or the

Contract Times, issued on or after the Effective Date of the Agreement.

                  8. CONCEPTUAL DOCUMENTS--The drawings and specifications and/or other graphic or written materials, criteria and information concerning OWNER's requirements for the Project, such as design objectives and constraints, space, capacity and performance requirements, flexibility and expandability, including those items enumerated in the Request for Proposals which show or describe the character and scope of, or relate to, the Work to be performed or furnished and which have been prepared by or for OWNER.

                  9. CONSTRUCTION--The performing or furnishing of labor, the furnishing and incorporating of materials and equipment into the Work and the furnishing of services (other than Design Professional Services) and documents, all as required by the Contract Documents.

                  10. CONSTRUCTION SUBAGREEMENT--A written agreement between DESIGN/BUILDER and a construction contractor for provision of Construction.

                  11. CONTRACT DOCUMENTS--The Agreement, the Conceptual Documents, Addenda (which pertain to the Contract Documents), DESIGN/BUILDER's Proposal, the Notice to Proceed, the Bonds, these General Conditions, the Supplementary Conditions, the Specifications and the Drawings together with all Work Change Directives, Change Orders. Written Amendments, and Field Orders, issued on or after the Effective Date of the Agreement. The Contract Documents also include those documents specifically identified by the OWNER in the Request for Proposals.

                  12. CONTRACT PRICE--The moneys payable by OWNER to DESIGN/BUILDER for completion of the Work in accordance with the Contract Documents.

                  13. CONTRACT TIMES--The numbers of days or the dates stated in the Agreement (i) to achieve Substantial Completion, and (ii) to complete the Work so that it is ready for final payment in accordance with paragraph I 3.08.A.

                  14. DEFECTIVE--An adjective which when modifying the term Construction refers to Construction that is unsatisfactory, faulty or deficient, in that it does not conform to the Contract Documents, or does not meet the requirements of any inspection, reference standard, test or approval referred to in the Contract Documents, or has been damaged prior to OWNER's final payment (unless responsibility for the protection thereof has been assumed by OWNER at Substantial Completion).

                  15. DESIGN/BUILDER--The individual or entity with whom OWNER has entered into the Agreement.

                  16. DESIGN SUBAGREEMENT--A written agreement between DESIGN/BUILDER and a design professional for provision of Design Professional Services.

                  17. DESIGN PROFESSIONAL SERVICES--Services related to the preparation of Drawings, Specifications, and other design submittals specified by the Contract Documents and required to be performed by licensed design professionals, as well as services provided by or for licensed design professionals during Bidding/Negotiating, Construction, or Operational phases.

                  18. DRAWINGS-Those portions of the Contract Documents prepared by or for DESIGN/BUILDER and approved by OWNER consisting of drawings, diagrams, illustrations, schedules and other data which show the scope, extent, and character of the Work.

                  19. EFFECTIVE DATE OF THE AGREEMENT--The date indicated in the Agreement on which it becomes effective, but if no such date is indicated it means the date on which the Agreement is signed and delivered by the last of the two parties to sign and deliver.

                  20. ENGINEER--A duly licensed individual or entity designated by DESIGN/BUILDER to perform. or furnish specified Design Professional Services in connection with the Work.

                  21. FIELD ORDER--A written order issued by OWNER which orders minor changes in the Work but which does not involve a change in the Contract Price or the Contract Times:

                  22. HAZARDOUS CONDITION--The presence at the Site of Asbestos, Hazardous Waste, PCB's, Petroleum Products or Radioactive Materials in such quantities or circumstances that there is a danger to persons or property.

                  23. HAZARDOUS WASTE-The term Hazardous Waste shall have the meaning provided in Section 1004 of the Solid Waste Disposal Act (42 USC Section 6903).

                  24. LAWS AND REGULATIONS; LAWS OR REGULATIONS-Any and all applicable laws, rules, regulations, ordinances, codes and orders of any and all governmental bodies, agencies, authorities and courts having jurisdiction.

                  25. LIENS--Charges, security interests or .encumbrances upon real property or personal property.

                  26. MILESTONE--A principal event specified in the Contract Documents relating to an intermediate completion date or time prior to Substantial Completion of all the Work.

                  27. NOTICE OF AWARD--The written notice by OWNER to the successful proposer stating that upon compliance by the successful proposer with the conditions precedent enumerated therein, within the time specified, OWNER will sign and deliver the Agreement.

                  28. NOTICE TO PROCEED--A written notice given by OWNER to DESIGN/BUILDER fixing the date on which the Contract Times will commence to run.

                  29. OWNER--The public body, or authority, individual or entity with whom DESIGN/BUILDER has entered into the Agreement and for whom the Work is to be provided.

                  30. OWNERS CONSULTANT--An individual or entity having a contract with OWNER to furnish services as OWNERs consultant with respect to the Project and who is identified as such in the Supplementary Conditions.

                  31. OWNER'S REPRESENTATIVE--A person designated in writing to act as OWNER's representative with respect to DESIGN/BUILDER's performance of the Work. Such person shall have complete authority to transmit instructions, receive information, interpret and define OWNER's policies, make decisions with respect to performance of the Work, and provide such other services as may be agreed upon.

                  32. PARTIAL UTILIZATION--Use by OWNER of a substantially completed part of the Work for the purpose for which it is intended (or a related purpose) prior to Substantial Completion of all the Work.

                  33. PCBS--Polychlorinated biphenyls.

                  34. PETROLEUM--Petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute), such as oil, petroleum, fuel oil, oil sludge, oil refuse, gasoline, kerosene, and oil mixed with other non-hazardous Wastes and crude oils.

                  35. PROJECT--The total construction of which the Construction to be provided under the Contract Documents may be the whole, or a part as indicated elsewhere in the Contract Documents.

                  36. PROPOSAL--The documents submitted by DESIGN/BUILDER in response to the Request for Proposals setting forth the design concepts, proposed prices, and other conditions for the Work to be performed.

                  37. RADIOACTIVE MATERIAl--Source, special nuclear, or byproduct material as defined by the Atomic Energy Act of 1954 (42 USC
         Section 2011 et seq.) as amended from time to time.

                  38. REQUEST FOR PROPOSALS--The document prepared by or for OWNER specifying and describing OWNER's objectives and the procedure to be followed in preparing and submitting a Proposal and awarding a contract.

                  39. RESIDENT PROJECT REPRESENTATIVE--The authorized representative of OWNER who may be assigned to the Site or any part thereof.

                  40. SCHEDULE OF VALUES--A schedule prepared by DESIGN/BUILDER and acceptable to OWNER indicating that portion of the Contract Price to be paid for each major component of the Work.

                  41. SITE--Lands or other areas designated in the Contract Documents as being furnished by OWNER for the performance of the Construction, storage, or access.

                  42. SPECIFICATIONS--Those portions of the Contract
         Documents prepared by or for DESIGN/BUILDER and approved by OWNER consisting of written technical descriptions of materials, equipment, construction systems, standards and workmanship as applied to the Construction and certain administrative details applicable thereto.

                  43. SUBCONTRACTOR--An individual or entity other than a Supplier or Engineer having a direct contract with DESIGN/BUILDER -or with any other Subcontractor for the performance of a part of the Work.

                  44. SUBMITTAL--A written or graphic document prepared by or for DESIGN/BUILDER which is required by the Contract Documents to be submitted to OWNER by DESIGN/BUILDER. Submittals may include Drawings, Specifications, progress schedules, shop drawings, samples, Cash Flow Projections, and Schedules of Values. Submittals other than Drawings and Specifications are not Contract Documents.

                  45. SUBSTANTIAL COMPLETION--The time at which -the Construction (or a specified part) has progressed to the point where it is sufficiently complete, in accordance with the Contract Documents, so that the Construction (or a specified part) can be utilized for the purposes for which it is intended. `Me terms "substantially complete" and "substantially completed" as applied to all or part of the Construction refer to Substantial Completion thereof.

                  46. SUPPLEMENTARY CONDITIONS--The part of the Contract Documents which amends or supplements these General Conditions.

                  47. SUPPLIER--A manufacturer, fabricator, supplier, distributor, material man or vendor having a direct contract with DESIGN/BUILDER or with any Subcontractor to furnish materials or equipment to be incorporated in the Work by DESIGN/BUILDER or any Subcontractor.

                  48. UNIT PRICE WORK--Work to be paid for on the basis of unit prices.

                  49. WORK--The entire completed construction or the various separately identifiable parts thereof required to be performed or furnished under the Contract Documents. Work includes and is the result of performing or furnishing Design Professional Services and Construction required by the Contract Documents.

                  50. WORK CHANGE DIRECTIVE--A written directive to DESIGN/BUILDER, issued on or after the Effective Date of the Agreement and signed by OWNER ordering an addition, deletion or revision in the Work, or responding to differing site conditions under which the Work is to be performed as provided in paragraph 4.02 or to emergencies under paragraph 6.15. A Work Change Directive will not change the Contract Price or the Contract Times, but is evidence that the parties expect that the change directed or documented by a Work Change Directive will be incorporated in a subsequently issued Change Order following negotiations by the parties as to its effect, if any, on the Contract Price or Contract Times.

                  51. WRITTEN AMENDMENT--A written amendment of the Contract Documents, signed by OWNER and DESIGN/BUILDER on or after the Effective Date of the Agreement and normally dealing with the non-engineering or non-technical rather than strictly design or construction-related aspects of the Contract Documents.

ARTICLE 2--PRELIMINARY MATTERS

2.01     DELIVERY OF BONDS

         A. When DESIGN/BUILDER delivers the executed Agreements to OWNER, DESIGN/BUILDER shall also deliver to OWNER such Bonds as DESIGN/BUILDER may be required to furnish in accordance with paragraph 5.01.A.

2.02     COMMENCEMENT OF CONTRACT TIMES; NOTICE TO PROCEED

         A. The Contract Times will commence to run on the thirtieth day after the Effective Date of the Agreement, or, if a Notice to Proceed is given, on the day indicated in the Notice to Proceed. A Notice to Proceed may be given at any time within thirty days after the Effective Date of the Agreement. In no event will the Contract Times commence to run later than the ninetieth day after the last day for receipt of the Proposal or the thirtieth day after the Effective Date of the Agreement, whichever date is earlier.

2.03     STARTING THE WORK

         A. DESIGN/BUILDER shall start to perform the Work on the date when the Contract Times commence to run.

2.04     BEFORE STARTING CONSTRUCTION

         A. DESIGN/BUILDER shall submit the following for review within ten days after commencement of the Contract Times:

                  1. A preliminary progress schedule indicating the times (numbers of days or dates) for starting and completing the various stages of the Work including each Milestone specified in the Contract Documents;

                  2. A preliminary schedule of required Submittals and the times for submitting, reviewing and processing each Submittal;

                  3. A preliminary Schedule of Values for all of the Work which will include quantities and prices of items aggregating the Contract Price and will subdivide the Work into component parts in sufficient detail to serve as the basis for progress payments during performance of the Work.. Such prices will include a pro rata amount of overhead and profit applicable to each item of Work; and

                  4. A preliminary Cash Flow Projection.

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         B. Before any Work is started, DESIGN/BUILDER and OWNER shall each deliver to the other, with copies to each additional insured identified in the Supplementary Conditions, certificates of insurance (and other evidence of insurance which either of them or any additional insured may reasonably request) which DESIGN/BUILDER and OWNER respectively are required to purchase and maintain in accordance with paragraphs 5.02.A, 5.04.A and 5.04.B.

2.05     INITIAL CONFERENCE

         A. Within twenty days after the Contract Times start to run a conference attended by OWNER and DESIGN/BUILDER and others as appropriate will be held to establish a working understanding among the parties as to the Work and to discuss the design concepts, schedules referred to in paragraph 2.04.A, procedures for handling Submittals, processing Applications for Payment, maintaining required records, items required pursuant to paragraph 8.01.A.6 and other matters.

2.06     INITIALLY ACCEPTABLE SCHEDULES

         A. At least ten days before submission of the first Application for Payment a conference attended by DESIGN/BUILDER, OWNER and others as appropriate will be held to review for acceptability the schedules submitted in accordance with paragraph 2.04A. DESIGN/BUILDER shall have an additional ten days to make corrections and adjustments and to complete and resubmit the schedules. No progress payment shall be made to DESIGN/BUILDER until the schedules are submitted to and acceptable to OWNER as provide below. The progress schedule will be acceptable to OWNER as providing an orderly progression of the Work to completion within any specified Milestones and the Contract Times, but such acceptance will neither impose on OWNER responsibility for the sequencing, scheduling or progress of the Work nor interfere with or relieve DESIGN/BUILDER from DESIGN/BUILDER's full responsibility therefore. The format and structure of the progress schedule will be as set - forth in the Contract Documents. OWNER's acceptance shall not be deemed to confirm that the schedule is a reasonable plan for performing the Work. DESIGN/BUILDER's schedule of Submittals will be acceptable to OWNER as providing a workable arrangement for reviewing and processing the require Submittals. DESIGN/BUILDER's Schedule of Values and Cash Flow Projection will be acceptable to OWNER as to form and substance.

ARTICLE 3--CONTRACT DOCUMENTS: INTENT, AMENDING, REUSE

3.01     INTENT

         A. The Contract Documents comprise the entire agreement between OWNER and DESIGN/BUILDER concerning the Work. The Contract Documents are complementary; what is called for by one is as binding as if called for by all. The Contract Documents will be construed in accordance with the law of the place of the Project.

         B. It is the intent of the Contract Documents to describe a functionally complete Project (or part thereof) to be designed and constructed in accordance with the Contract Documents. Any

Work, materials or equipment that may reasonably be inferred from the Contract Documents or from prevailing custom or trade usage as being required to. produce the intended result will be furnished and performed whether or not specifically called for. When words or phrases which have a well-known technical or construction industry or trade meaning are used to describe work, materials or equipment, such words or phrases shall be interpreted in accordance with that meaning.

3.02     REFERENCES

         A. Reference to standards, specifications, manuals or codes of any technical society, organization or association, or to the Laws or Regulations of any governmental authority, whether such reference be specific or by implication, shall mean the latest standard, specification, manual, code or Laws or Regulations in effect on the last day for receipt of Proposals except as may be otherwise specifically stated in the Contract Documents.

         B. Except as otherwise specifically stated in the Contract
Documents or as may -be provided by amendment or supplement thereto issued by one of the methods indicated in paragraph 3.03.A , the provisions of the Contract Documents shall take precedence in resolving any conflict, error, ambiguity or discrepancy between the provisions of the Contract Documents and:

                  1. the provisions of any such standard, specification, manual, code or instruction (whether or not specifically incorporated by reference in the Contract Documents); or

                  2. the provisions of any such Laws or Regulations applicable to the performance of the Work (unless such an interpretation of the provisions of the Contract Documents would result in violation of such Law or Regulation).

         C. No provision of any such standard, specification, manual, code or instruction shall be effective to change the duties and responsibilities of OWNER, DESIGN/BUILDER or any of their subcontractors, consultants, agents, or employees from those set forth in the Contract Documents, nor shall it be effective to assign to OWNER any duty or authority to supervise or direct the furnishing or performance of the Work or any duty or authority to undertake responsibility inconsistent with the provisions of paragraph 8.02 or any other provision of the Contract Documents.

3.03     AMENDING DOCUMENTS AND SUPPLEMENTING CONTRACT

         A. The Contract Documents may be amended to provide for additions, deletions and revisions in the Work or to modify the terms and conditions thereof in one or more of the following ways:

                  1. OWNER's approval of required Submittals (pursuant to paragraph 6.16.B);

                  2.       A Work Change Directive;

                  3.       A Change Order,

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                  4.       A formal Written Amendment; or

                  5.       A Field Order.

3.04     REUSE OF DOCUMENTS

         A. All documents including Drawings and Specifications prepared or furnished by DESIGN/BUILDER pursuant to this Agreement are instruments of service in respect of the Project and DESIGN/BUILDER shall retain an ownership and property interest therein whether or not the Project is completed. OWNER may make and retain copies for information and reference in connection with the use and occupancy of the Project by OWNER and others; however, such documents are not intended or represented to be suitable for reuse by OWNER or others on extensions of the Project or on any other project. Any reuse without written verification or adaptation by DESIGN/BUILDER for the specific purpose intended will be at OWNER's sole risk and without liability or legal exposure to DESIGN/BUILDER and OWNER shall indemnify and hold harmless DESIGN/BUILDER, Subcontractors, and Engineer from all claims, damages, losses and expenses including attorneys' fees arising out of or resulting therefrom. Any such verification or adaptation will entitle DESIGN/BUILDER to further compensation at rates to be agreed upon by OWNER and DESIGN/BUILDER.

ARTICLE 4--AVAILABILITY OF LANDS; DIFFERING SITE CONDITIONS;
                  REFERENCE POINTS; HAZARDOUS CONDITIONS

4 01     AVAILABILITY OF LANDS

         A. OWNER shall furnish, as indicated in the Contract Documents, the lands upon which the Construction is to be performed, rights-of-way and easements for' access thereto, and such other lands which are designated for the use of DESIGN/BUILDER.

         B. Upon reasonable written request, OWNER shall furnish
DESIGN/BUILDER with a correct statement of record legal title and legal description of the lands upon which the Construction is to be performed and OWNER's interest therein as necessary for giving notice of or filing a mechanic's lien against such lands in accordance with applicable Laws and Regulations. OWNER shall identify any encumbrances or restrictions not of general application but specifically related to use of lands so furnished with which DESIGN/BUILDER will have to comply in performing the Work. Easements for permanent structures or permanent `changes in existing facilities will be obtained and paid for by OWNER, unless otherwise provided in the Contract Documents. If DESIGN/BUILDER and OWNER are unable to agree on entitlement to or the amount or extent of any adjustments in the Contract Price or the Contract Times as a result of any delay in OWNER's furnishing these lands, rights-of way or easements, DESIGN/BUILDER may make a claim therefor as provided in Article 9.

         C. DESIGN/BUILDER shall provide for all additional lands and access thereto that may be required for temporary construction facilities or storage of materials and equipment.

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4.02     DIFFERING SITE CONDITIONS

         A. DESIGN/BUILDER shall promptly, and before the conditions are disturbed, give a written notice to OWNER of (i) subsurface or latent physical conditions at the Site which differ materially from those indicated in the Contract Documents, or (ii) unknown physical conditions at the Site, of an unusual nature, which differ materially from those ordinarily encountered and generally recognized as inhering in work of the character called for by the Contract Documents.

         B. OWNER will investigate the site conditions promptly after receiving the notice. If the conditions do materially so differ and cause an increase or decrease in the DESIGN/BUILDER's cost of, or the time required for, performing any part of the Work, whether or not changed as a result of the conditions, an equitable adjustment shall be made under this clause and the Contract Price or Times modified in writing by Change Order in accordance with
Article 9.

         C. No request by DESIGN/BUILDER for an equitable adjustment under paragraph 4.02 shall be allowed unless DESIGN/BUILDER has given the written notice required; provided that the time prescribed in 9.02.A for giving written notice may be extended by OWNER.

4.03     REFERENCE POINTS

         A. DESIGN/BUILDER shall be responsible for laying out the construction and shall protect and preserve the reference points established by OWNER pursuant to paragraph 8.01.A.6.e and shall make no changes or relocations without the prior written approval of OWNER. DESIGN/BUILDER shall report to OWNER whenever any reference point or property monument is lost or destroyed or requires relocation because of necessary changes in grades or locations, and shall be responsible for the accurate replacement or relocation of such reference points or property monuments by professionally qualified personnel.

4.04     HAZARDOUS CONDITIONS

         A. OWNER will be responsible for any Hazardous Condition encountered at the Site which was not identified in the Contract Documents to be within the scope of the Work. OWNER shall not be responsible for materials creating a Hazardous Condition brought to the Site by DESIGN/BUILDER, Subcontractors, Suppliers or anyone else for whom DESIGN/BUILDER is responsible.

         B. DESIGN/BUILDER and any affected Subcontractor shall immediately (i) stop all Construction in connection with such Hazardous Condition and in any area affected thereby (except in an emergency as required by paragraph 6.15), and (ii) notify OWNER (and thereafter confirm such notice in writing). OWNER shall promptly determine the necessity of retaining a qualified expert to evaluate such Hazardous Condition or take corrective action, if any. DESIGN/BUILDER shall not be required to resume Construction in connection with such Hazardous. Condition or in any such affected area until after OWNER has obtained any required permits related thereto and delivered to DESIGN/BUILDER special written notice (i) specifying that such Hazardous Condition and any affected ants is or has been rendered safe for the resumption of Construction, or (ii) specifying any special conditions under which such Construction may be resumed safely. If

OWNER and DESIGN/BUILDER cannot agree as to entitlement to or the amount or extent of an adjustment, if any, in Contract Price or Contract Times as a result of such Construction stoppage or such special conditions under which Construction is agreed by DESIGN/BUILDER to be resumed, either party may make a claim therefor as provided in Article 9.

         C. If after receipt of such special written notice
DESIGN/BUILDER does not agree to resume Construction based on a reasonable belief it is unsafe, or does not agree to resume such Construction under such special conditions, then OWNER may order such portion of the Work that is related to such Hazardous Condition or in such affected area to be deleted from the Work. If OWNER and DESIGN/BUILDER cannot agree as to entitlement to or the amount or extent of an adjustment, if any, in Contract Price or Contract Times as a result of deleting such portion of the Work, then either party may make a claim therefor as provided in Article 9. OWNER may have such deleted portion of the Work performed by OWNER'S own forces or others in accordance with Article 7.

         D. To the fullest extent permitted by Laws and Regulations, OWNER shall indemnify and hold harmless DESIGN/BUILDER, Subcontractors, Suppliers, Engineers and the officers, directors, employees, agents, other consultants and subcontractors of each and any of them from and against all claims, costs, losses and damages (including but not limited to all fees and charges of engineers, architects, attorneys and other professionals and all court or arbitration or other dispute resolution costs) arising out of or resulting from such Hazardous Condition, provided that (i) any such claim, cost, loss or damage is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than completed Construction Services), including the loss of use resulting therefrom, and (ii) nothing in this paragraph 4.04.D shall obligate OWNER to indemnify any individual or entity from and against the consequences of that individual's or entity's own negligence or willful misconduct.

         E. The provisions of paragraph 4.02 are not intended to apply to materials uncovered or revealed at the Site which are or could be a Hazardous Condition when such materials are identified in the Supplementary Conditions.

ARTICLE 5--BONDS AND INSURANCE

5.01     PERFORMANCE, PAYMENT AND OTHER BONDS

         A. DESIGN/BUILDER shall furnish performance and payment Bonds, each in an amount at least equal to the Contract Price as security for the faithful performance and payment of all DESIGN/BUILDER'S obligations to furnish, provide and pay for Construction and related materials under the Contract Documents. These Bonds shall remain in effect at least until one year after the date when final payment becomes due, except as provided otherwise by Laws or Regulations or by the Contract Documents. DESIGN/BUILDER shall also furnish such other Bonds as are required by the Supplementary Conditions. All Bonds shall be in the form prescribed by the Contract Documents except as provided otherwise by Laws or Regulations, and shall be executed by such sureties as are named in the current list of "Companies Holding Certificates of Authority, as Acceptable Sureties on Federal Bonds and as Acceptable Reinsuring Companies" as published in Circular 570 (amended) by the Audit Staff, Bureau of Government Financial

Operations, U.S. Treasury Department. All Bonds signed by an agent must be accompanied by a certified copy of such agent's authority to act.

         B. If the surety on any Bond furnished by DESIGN/BUILDER is declared a bankrupt or becomes insolvent or its right to do business is terminated in any state where any part of the Project is located or it ceases to meet the requirements of paragraph 5.0I.A, DESIGN/BUILDER shall within thirty days thereafter substitute another Bond and surety meeting the requirements of paragraphs 5.01.A and 5.09.

5.02     DESIGN/BUILDER'S LIABILITY INSURANCE

         A. DESIGN/BUILDER shall purchase and maintain such Comprehensive or Commercial General Liability (subject to customary exclusions in respect of professional liability), Automobile Liability and Worker's Compensation insurance as is appropriate for the Work being performed and furnished and as will provide protection from claims set forth below which may arise out of or result from DESIGN/BUILDER's performance and furnishing of the Work and DESIGN/BUILDER'S other obligations under the Contract Documents, whether it is to be performed or furnished by DESIGN/BUILDER, any Subcontractor or Supplier, or by anyone directly or indirectly employed by any of them to perform or furnish any of the Work, or by anyone for whose acts any of them may be liable:

                  1. Claims under workers' compensation, disability benefits and other similar employee benefit acts;

                  2. Claims for damages because of bodily injury, occupational sickness or disease, or death of DESIGN/BUILDER's employees;

                  3. Claims for damages because of bodily injury, sickness or disease, or death of any person other than DESIGN/BUILDER's employees;

                  4. Claims for damages insured by customary personal injury liability coverage which are sustained (i) by any person as a result of an offense directly or indirectly related to the employment of such person by DESIGN/BUILDER, or (ii) by any other person for any other reason;

                  5. Claims for damages, other than to the Work itself, because of injury to or destruction of tangible property wherever located, including loss of use resulting therefrom; and

                  6. Claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle.

         B. The policies of insurance required by paragraph 5.02.A shall:

                  1. With respect to insurance required by paragraphs 5.02.A.3 through 5.02.A.6 inclusive, include as additional insureds OWNER and OWNER'S Consultants and any other persons or entities indicated in the Supplementary Conditions, all of whom shall be listed as additional insureds, and include coverage for the respective officers and employees of all such additional insureds;

                  2. Include at least the specific coverages and be written for not less than the limits of liability provided in the Supplementary Conditions or required by Laws or Regulations, whichever is greater;

                  3. Include completed operations insurance;

                  4. Include contractual liability insurance covering DESIGN/BUILDER'S indemnity obligations under paragraphs 6.06, 6.10 and 6.19;

                  5. Contain a provision or endorsement that the coverage afforded will not be cancelled, materially changed or renewal refused until at least 30 days prior written notice has been given to OWNER and each other additional insured indicated in the Supplementary Conditions to whom a certificate of insurance has been issued (and the certificates of insurance furnished by the DESIGN/BUILDER pursuant to paragraph 5.09.B will so provide);

                  6. Remain in effect at least until final payment and at all times thereafter when DESIGN/BUILDER may be correcting, `removing or replacing defective Construction in accordance with paragraphs 12.06 and 12.07; and

                  7. With respect to completed operations insurance, and any other insurance coverage written on a claims-made basis, remain in effect for at least two years after final payment (and DESIGN/BUILDER shall furnish OWNER and each other additional insured indicated in the Supplementary Conditions to whom a certificate of insurance has been issued evidence satisfactory to OWNER and any such additional insured of continuation of such insurance at final payment and one year thereafter).

5.03     OWNER'S LIABILITY INSURANCE

         A. In addition to the insurance required to be provided by DESIGN/BUILDER under paragraph 5.02, OWNER, at OWNER'S option, may purchase and maintain at OWNER'S expense OWNER'S own liability insurance as will protect OWNER against claims which may arise from operations under the Contract Documents.

5.04     PROPERLY INSURANCE

         A. Unless otherwise provided in the Supplementary Conditions, OWNER shall purchase and maintain property insurance upon the Construction at the Site in the amount of the full replacement cost thereof (subject to such deductible amounts as may be provided in the Supplementary Conditions or required by Laws and Regulations). This insurance will:

                  1. Include (lie interests of OWNER, DESIGN/BUILDER, Subcontractors, and any other persons or entities indicated in the Supplementary Conditions, each of whom is deemed to have an insurable interest and shall be listed as an insured or additional insured;

                  2. Be written on a Builder's Risk "all-risk" or open peril or special causes of loss policy form that shall at least include insurance for physical loss and damage to the Construction, temporary buildings, falsework and all materials and equipment in transit, and shall insure against at least the following perils or causes of loss: fire, lightning, extended coverage, theft, vandalism and malicious mischief, earthquake, collapse, debris removal, demolition occasioned by enforcement of Laws and Regulations, water damage, and such other perils or causes of loss as may be specifically required by the Supplementary Conditions;

                  3. Include expenses incurred in the repair or replacement of any insured property (including but not limited. to fees and charges of engineers and architects);

                  4. Cover materials and equipment stored at the Site .or at another location that was agreed to in writing by OWNER prior to being incorporated in the Construction, provided that such materials and equipment have been included in an Application for Payment approved by OWNER;

                  5. Be maintained in effect until final payment is made unless otherwise agreed to in writing by OWNER and DESIGN/BUILDER with thirty days written notice to each other additional insured to whom a certificate of insurance has been issued; and

                  6. Allow partial utilization in accordance with paragraph
         5.08.

         B. OWNER shall purchase and maintain such boiler and machinery insurance or additional property insurance as may be required by the Supplementary Conditions or Laws and Regulations which will include the interests of OWNER, DESIGN/BUILDER, Subcontractors, and any other individuals or entities indicated in the Supplementary Conditions, each of whom is deemed to have an insurable interest and shall be listed as an insured or additional insured.

         C. All the policies of insurance (and the certificates or other evidence thereof) required to be purchased and maintained by OWNER in accordance with paragraph 5.04 will contain a provision or endorsement that the coverage afforded will not be cancelled or materially changed or renewal refused until at least 30 days' prior written notice has been given to DESIGN/BUILDER and to each other additional insured to whom a certificate of insurance has been issued and will contain waiver provisions in accordance with paragraph 5.05.A.

         D. OWNER shall not be responsible for purchasing and maintaining any property insurance to protect the interests of DESIGN/BUILDER, Subcontractors, Suppliers, Engineers or others in the Work to the extent of any deductible amounts that are identified in the Supplementary Conditions. The risk of loss within such identified deductible amount,. will be borne by DESIGN/BUILDER, Subcontractor or others suffering any such loss and if any of them wishes property insurance coverage within the limits of such amounts, each may purchase and maintain it at the purchaser's own expense.

         E. If DESIGN/BUILDER requests in writing that other special insurance be included in the property insurance policies provided under paragraph 5.04, OWNER shall, if possible, include such insurance, and the cost thereof will be charged to DESIGN/BUILDER by appropriate Change Order or Written Amendment. Prior to commencement of the Work at the Site, OWNER shall in writing advise DESIGN/BUILDER whether or not such other insurance has been procured by OWNER

5.05     WAIVER OF RIGHTS

         A. OWNER and DESIGN/BUILDER intend that all policies purchased in accordance with paragraph 5.04 will protect OWNER, DESIGN/BUILDER, Engineers, Subcontractors, and all other individuals or entities indicated in the Supplementary Conditions to be listed as insureds or additional insureds in such policies and will provide primary coverage for all losses and damages caused by the perils or causes of loss covered thereby. All such policies shall contain provisions to the effect that in the event of payment of any loss or damage the insurers will have no rights of recovery against any of the insureds or additional insureds thereunder. OWNER and DESIGN/BUILDER waive all rights against each other and their respective officers, directors, employees and agents for all losses and damages caused by, arising out of or resulting from any of the perils or causes of loss covered by such policies and any other property insurance applicable to the Work; and, in addition, waive all such rights against Subcontractors, Suppliers, Engineers and all other individuals or entities indicated in the Supplementary Conditions to be listed as insureds or additional insureds under such policies for losses and damages so caused. None of the above waivers shall extend to the rights that any party making such waiver may have to the proceeds of insurance held by OWNER as trustee or otherwise payable under any policy so issued. in addition, OWNER waives all rights against DESIGN/BUILDER, Subcontractors, .Engineers and Suppliers and the officers, directors, employees and agents of any of them for business interruption, loss of use of OWNERs property and any other consequential damages caused by, arising out of or resulting from any of such insured perils or causes of loss or any other peril or cause of loss whether or not insured.

5.06.    RECEIPT AND APPLICATION OF PROCEEDS

         A. Any insured loss under the policies of insurance required by paragraph 5.04 will be adjusted with OWNER and made payable to OWNER as fiduciary for the insureds, as their interests may appear, subject to the requirements of any applicable mortgage clause and of paragraph 5.06.B. OWNER shall deposit in a separate account any money so received, and shall distribute it in accordance with such agreement as the parties in interest may reach. If no other special agreement is reached the damaged Work shall be repaired or replaced, the moneys so received applied on account thereof and the Work and the cost thereof covered by an appropriate Change Order or Written Amendment.

         B. OWNER as fiduciary shall have power to adjust and settle any loss with the insurers unless one of the parties in interest shall object in writing within fifteen days after the occurrence of loss to OWNER's exercise of this power. If such objection be made, OWNER as fiduciary shall make settlement .with the insurers in accordance with such agreement as the parties in interest may reach. If no such agreement among the parties in interest is reached, OWNER as fiduciary shall adjust and settle the loss with the insurers and, if required in writing by any party in interest, OWNER as fiduciary shall give bond for the proper performance of such duties.

5.07     ACCEPTANCE OF BONDS AND INSURANCE; OPTION TO REPLACE

         A. If either party has any objection to the coverage afforded by or other provisions of the Bonds or insurance required to be purchased and maintained by the other party in accordance with Article 5 on the basis of their not complying with the Contract Documents, the objecting party shall so notify the other party in writing within ten days after receipt of the certificates (or other evidence requested) required by paragraph 2.04.B. OWNER and DESIGN/BUILDER shall each provide to the other such additional information in respect of insurance provided as the other may reasonably request. If either party does not purchase or maintain all of the Bonds and insurance required of such party by the Contract Documents, such party shall notify the other party in writing of such failure to purchase prior to the start of the Work, or of such failure to maintain prior to any change in the required coverage. Without prejudice to any other right or remedy, the other party may elect to obtain equivalent Bonds or insurance to protect such other party's interests at the expense of the party who was supposed to provide such coverage, and a Change Order or Written Amendment shall be issued to adjust the Contract Price accordingly.

5.08     PARTIAL UTILIZATION-PROPERTY INSURANCE

         A. If OWNER finds it necessary to occupy or use a portion or portions of the Work prior to Substantial Completion of all the Construction, such use or occupancy may be accomplished in accordance with paragraph 13.06; provided that no such use or occupancy shall commence before the insurers providing the property insurance have acknowledged notice thereof and in writing effected any changes in coverage necessitated thereby. The insurers providing the property insurance shall consent by endorsement on the policy or policies, but the property insurance shall not be cancelled or permitted to lapse on account of any such partial use or occupancy.

5.09     LICENSED SURETIES AND INSURERS: CERTIFICATES OF INSURANCE

         A. All Bonds and insurance required by the Contract Documents to be purchased and maintained by OWNER or DESIGN/BUILDER shall be obtained from surety or insurance companies that are duly licensed or authorized in the jurisdiction in which the Project is located to issue Bonds or insurance policies for the limits and coverages so required. Such surety and insurance companies shall also meet such additional requirements and qualifications as may be provided in the Supplementary Conditions.

         B. DESIGN/BUILDER shall deliver to OWNER, with copies to each additional insured indicated in the Supplementary Conditions, certificates of insurance (and other evidence of insurance requested by OWNER or any other additional insured) which DESIGN/BUILDER is required to purchase and maintain in accordance with paragraph 5.02.A. OWNER shall deliver to

DESIGN/BUILDER, with copies to each additional insured indicated iii -the Supplementary Conditions, certificates of insurance (and other evidence of insurance requested by DESIGN/BUILDER or any other additional insured) which OWNER is required to purchase and maintain in accordance with paragraphs 5.04.A and 5.04.B.

ARTICLE 6--DESIGN/BUILDER'S RESPONSIBILITIES

6.01     DESIGN PROFESSIONAL SERVICES

         A. Standard of Care: DESIGN/BUILDER shall perform or furnish Design Professional Services and related services in all phases of the project. The standard of care for all such services performed or furnished under this Agreement will be the care and skill ordinarily used by members of the engineering profession practicing under similar conditions at the same time and locality.

         B. Preliminary Design Phase: After the Contract Times commence to run, DESIGN/BUILDER shall:

                  1. Consult with OWNER to understand OWNER's requirements for the Project and review available data.

                  2. Advise OWNER as to the necessity of OWNER's providing or obtaining from others additional reports, data or services of the types provided in paragraph 8:01.A.6.a-f and assist OWNER in obtaining such reports, data, or services.

                  3. Identify and analyze requirements of governmental authorities having jurisdiction to approve the portions of the Project designed or specified by DESIGN/BUILDER with whom consultation is to be undertaken in connection with the Project.

                  4. Obtain such additional geotechnical and related information which it deems necessary for performance of the Work.

                  5. On the basis of the Conceptual Documents and DESIGN/BUILDER's Proposal, prepare preliminary design documents consisting of final design criteria, preliminary drawings, outline specifications, and written descriptions of the Project.

                  6. Furnish the preliminary design documents to and review them with OWNER within the time indicated in the schedules described in paragraph 2.06.A.

         C. FINAL DESIGN PHASE: After written acceptance by OWNER of the preliminary design phase documents DESIGN/BUILDER shall:

                  1. On the basis of the accepted Preliminary Design Phase documents, prepare final Drawings showing the scope, extent, and character of the Construction to be performed and furnished by DESIGN/BUILDER and Specifications (which will be prepared, where appropriate, in general conformance with the sixteen division format of the Construction Specifications Institute).

                  2. Provide technical criteria, written descriptions and design data required for obtaining approvals of such governmental authorities as have jurisdiction to review or approve the final design of the Project, and assist OWNER in consultations with appropriate authorities.

                  3. Furnish the above documents, Drawings and Specifications to and review them with OWNER within the time indicated in the schedules described in paragraphs 2.04.A and 2.06.A.

         D. Operational Phase: During the Operational Phase, DESIGN/BUILDER shall:

                  1. Provide assistance in connection with the start-up, testing, refining and adjusting of any equipment or system.

                  2. Assist OWNER in training staff to operate and maintain the Project.

                  3. Assist OWNER in developing systems and procedures for control of the operation and maintenance of and record keeping for the Project.

6.02     SUPERVISION AND SUPERINTENDENCE OF CONSTRUCTION

         A. DESIGN/BUILDER shall supervise, inspect and direct the Construction competently and efficiently, devoting such attention thereto and applying such skills and expertise as may be necessary to provide the Construction in accordance with the Contract Documents. DESIGN/BUILDER shall be solely responsible for the means, methods, techniques, sequences. and procedures employed for the provision of Construction. DESIGN/BUILDER shall be responsible to see that the completed Construction complies accurately with the Contract Documents and shall keep OWNER advised as to the quality and progress of the Construction.

         B. DESIGN/BUILDER shall keep on the Site at all times during construction a competent resident superintendent, who shall not be replaced without written notice to OWNER except under extraordinary circumstances. The superintendent will be DESIGN/BUILDER's representative at the Site and shall have authority to act on behalf of DESIGN/BUILDER. All communications to the superintendent shall be as binding as if given to DESIGN/BUILDER.

6.03     LABOR, MATERIALS AND EQUIPMENT

         A. DESIGN/BUILDER shall provide competent, suitably qualified personnel to survey and lay out the Construction and perform Construction as required by the Contract Documents. DESIGN/BUILDER shall at all times maintain good discipline and order at the Site. Except as otherwise required for the safety or protection of persons or the Work or property at the Site or adjacent thereto, and except as otherwise indicated in the Contract Documents, all Construction at the Site shall be performed during regular working hours, and DESIGN/BUILDER will not permit overtime work or the performance of Construction on Saturday, Sunday or any legal holiday without OWNERs written consent, which will not be unreasonably withheld.

         B. Unless otherwise specified in the Contract Documents, DESIGN/BUILDER shall furnish or cause to be furnished and assume full responsibility for materials, equipment, labor, transportation, construction equipment and machinery, toots, appliances, fuel, power, light, heat, telephone, water, sanitary facilities, temporary facilities and all other facilities and incidentals necessary for the furnishing, performance, testing, start-up and completion of the Work. DESIGN/BUILDER, in the presence of OWNER's personnel, will direct the checkout of utilities and operations of systems and equipment.

         C. All materials and equipment incorporated into the Work shall be of good quality and new, except as otherwise provided in the Contract Documents. All warranties and guarantees specifically called for by the Contract Documents shall expressly run to the benefit of OWNER. If required by OWNER, DESIGN/BUILDER shall furnish satisfactory evidence (including reports of required tests) as to the kind and quality of materials and equipment. All materials and equipment shall be applied, installed, connected, erected, used, cleaned and conditioned in accordance with instructions of the applicable Supplier, except as otherwise provided in the Contract Documents.

6.04     PROGRESS SCHEDULE

         A. DESIGN/BUILDER shall adhere to the. progress schedule established in accordance with paragraph 2.06.A as it may be adjusted from time to time.

                  1. DESIGN/BUILDER shall submit to OWNER for acceptance proposed adjustments in the progress schedule that will not change the Contract Times (or Milestones). Such adjustments will conform generally to the progress schedule then in effect.

                  2. Proposed adjustments in the progress schedule that will change the Contract Times (or Milestones) shall be submitted in accordance with the requirements of Article 11. Such adjustments may only be made by a Change Order or Written Amendment.

6.05     CONCERNING SUBCONTRACTORS, SUPPLIERS AND OTHERS

         A. DESIGN/BUILDER shall not employ any Subcontractor, Engineer, Supplier or other individual or entity- against whom OWNER may have reasonable objection. DESIGN/BUILDER shall not be required to employ any Subcontractor, Engineer, Supplier or other individual or entity to furnish or perform any of the Work against whom DESIGN/BUILDER has reasonable objection.

         B. DESIGN/BUILDER shall be fully responsible to OWNER for all acts and omissions of the Subcontractors, Engineers, Suppliers and other individuals or entities performing or furnishing any of the Work under a direct or indirect contract with DESIGN/BUILDER. Nothing in the Contract Documents shall create for the benefit of any such Subcontractor, Engineer, Supplier or other individual or entity any contractual relationship between OWNER and any such

Subcontractor, Engineer, Supplier or other individual - or entity, nor shall it create any obligation on the part of OWNER. to pay or to see to the payment of any moneys due any such Subcontractor, Engineer, Supplier or other individual or entity except as may otherwise be required by Laws and Regulations.

         C. DESIGN/BUILDER shall be solely responsible for scheduling and coordinating Subcontractors, Engineers, Suppliers and other individuals and. entities performing or furnishing any of the Work under a direct or indirect contract with DESIGN/BUILDER. DESIGN/BUILDER shall require all Subcontractors, Engineers, Supplier: and such other individuals and entities performing or furnishing any of the Work to communicate with the OWNER through DESIGN/BUILDER.

         D. All services performed or provided to and material and equipment supplied to DESIGN/BUILDER by a Subcontractor or Supplier will be pursuant to an appropriate Design' Subagreement or construction Subagreement between DESIGN/BUILDER and the Subcontractor, Engineer or Supplier which specifically binds the Subcontractor, Engineer or Supplier to the. applicable terms and conditions of the Contract Documents for the benefit of OWNER. Whenever any such agreement is with a Subcontractor, Engineer or Supplier who is listed as an additional insured on the property insurance provided in paragraph 5.04.A or 5.04.B, the agreement between the DESIGN/BUILDER and the Subcontractor, Engineer or Supplier will contain provisions whereby the Subcontractor, Engineer or Supplier waives alt rights against OWNER, DESIGN/BUILDER, OWNER's Consultants and all other additional insureds for all losses and damages caused by any of the perils or causes of loss covered by such policies and any other property insurance applicable to the Work. If the insurers on any such policies require separate waiver forms to be signed by any Subcontractor, Engineer or Supplier, DESIGN/BUILDER will obtain the same.

6.06     PATENT FEES AND ROYALTIES

         A. DESIGN/BUILDER shall pay all license fees and royalties and assume all costs incident to the use in the performance of the Work or the incorporation in the Work of any invention, design, process, product or device which is the subject of patent rights or copyrights held by others. If a particular invention, design, process, product or device is specified in the Conceptual Documents for use in the performance of the Construction and if to the actual knowledge of OWNER its use is subject to patent rights or copyrights calling for the payment of any license fee or royalty to others, the existence of such rights shall be disclosed by OWNER in the Conceptual Documents. To the fullest extent permitted by Laws and Regulations, DESIGN/BUILDER shall indemnify and hold harmless OWNER, from and against all claims, costs, losses and damages:(including but not limited to all fees and charges of engineers, architects, attorneys and other professionals and all court or arbitration or other dispute resolution costs) arising out of or resulting from any infringement of patent rights or copyrights incident to the use in the performance of the Work. or resulting from the incorporation in the Work of any invention, design, process, product or device not specified in the Conceptual Documents.

6.07     PERMITS

         A. Unless otherwise provided in the Contract Documents, DESIGN/BUILDER shall directly or through one or more Subcontractors obtain and pay for all necessary permits and licenses. OWNER shall assist DESIGN/BUILDER, when necessary, in obtaining such permits and licenses. DESIGN/BUILDER shall pay all governmental charges and inspection fees necessary for the prosecution of the Construction, which are applicable on the last day for receipt of Proposals. DESIGN/BUILDER shall pay alt charges of utility owners for connections to the Work, and OWNER shall pay all charges of such utility owners for capital costs related thereto.

6.08     LAWS AND REGULATIONS

         A. DESIGN/BUILDER shall give all notices and comply with all Laws and Regulations of the place of the Project which are applicable to furnishing and performance of the Work. - Except where otherwise expressly required by applicable Laws and Regulations, OWNER shall not be responsible for monitoring DESIGN/BUILDER's compliance with any Laws or Regulations.

         B. If DESIGN/BUILDER performs any Work knowing or having reason to know that it is contrary to Laws or Regulations, DESIGN/BUILDER shall bear all costs arising therefrom.

         C. Changes in Laws and Regulations not known or foreseeable on the date of receipt of Proposals having an effect on the cost or time of performance may be the subject of a claim under Article 9.

6.09     TAXES

         A. DESIGN/BUILDER shall pay all sales, consumer, use, gross receipts and other similar taxes required to be paid by DESIGN/BUILDER in accordance with the Laws and Regulations of the place of the Project which are applicable during the performance of the Work.

6.10     USE OF SITE AND OTHER AREAS

         A. DESIGN/BUILDER shall confine construction equipment, the storage of materials and equipment and the operations of construction workers to those lands and areas permitted by the OWNER and other land and areas permitted by Laws and Regulations, rights-of-way, permits and easements, and shall not unreasonably encumber the premises with construction equipment or other materials or equipment. DESIGN/BUILDER shall assume full responsibility for any damage to any such land or area, or to the owner or occupant thereof or of any adjacent land or areas, resulting from the performance of the Construction. Should any claim be made by any such owner a occupant because of the performance of the Construction, DESIGN/BUILDER shall promptly settle with such other party by negotiation or otherwise resolve the claim by arbitration or other dispute resolution proceeding or at law. DESIGN/BUILDER shall, to the fullest extent permitted by Laws and Regulations, indemnify and hold harmless OWNER, OWNERs Consultants and anyone directly or indirectly employed by any of them from and against all claims, costs, losses and damages (including, but not limited to, fees of engineers, architects, attorneys and other professionals and court and arbitration or other dispute resolution costs) arising out of or resulting from any claim or action, legal or equitable; brought by any such owner or occupant against OWNER, or any other party indemnified hereunder to the extent caused by or based upon DESIGN/BUILDER's performance of the Construction.

         B. During the performance of the Construction, DESIGN/BUILDER shall keep the premises free from accumulations of waste materials, rubbish and outer debris resulting from the Construction. At the completion of the Construction DESIGN/BUILDER shall remove all waste materials, rubbish and debris from and about the premises as well as all tools, appliances, construction equipment, temporary construction and machinery and surplus materials. DESIGN/BUILDER shall leave the Site clean and ready for occupancy by OWNER at Substantial Completion. DESIGN/BUILDER shall restore to original condition all property not designated for alteration by the Contract Documents.

         C. DESIGN/BUILDER shall not load nor permit any part of any structure to be loaded in any manner that will endanger the structure, nor shall DESIGN BUILDER subject any part of the Work or adjacent property to stresses or pressures that will endanger it.

6.11     RECORD DOCUMENTS

         A. DESIGN/BUILDER shall maintain in a safe place at the Site one record copy of all Drawings, Specifications, Addenda, Written Amendments, Change Orders, Field Orders and Work Change Directives, in good order and annotated to show all changes made during construction. These record documents together with all approved Submittals will be available to OWNER for reference. Upon completion of the Work, these record documents and Submittals, including a reproducible set of record drawings, will be delivered to OWNER.

6.12     SAFETY AND PROTECTION

         A. DESIGN/BUILDER shall be solely responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the Construction. DESIGN/BUILDER shall take all necessary precautions for the safety of, and shall provide the necessary protection to prevent damage, injury or loss to:

                  1. all persons on the Site or who may be affected by the Construction;

                  2. all Work and materials and equipment to be incorporated therein, whether in storage on or off the Site; and

                  3. other property at the Site or adjacent thereto, including trees, shrubs, lawns, walks, pavements, roadways, structures, utilities and underground facilities not designated for removal, relocation or replacement in the course of construction.

         B. DESIGN/BUILDER shall comply with applicable Laws and Regulations of any public body having jurisdiction for safety of persons or property or. to protect them from damage, injury or loss; and shall erect and maintain all necessary safeguards for such safety and protection.

DESIGN/BUILDER shall notify owners of adjacent property and of underground facilities and utility owners when prosecution of the Work may affect them, and shall cooperate with them in the protection, removal, relocation and replacement of their property. All damage, injury or loss to any property caused, directly or indirectly, in whole or in part, by DESIGN/BUILDER, any Subcontractor, Supplier or any other individual or entity directly or indirectly employed by any of them to perform or furnish any of the Work or anyone for whose acts any of them may be liable; shall be remedied by DESIGN/BUILDER. DESIGN/BUILDER'S duties and responsibilities for safety and for protection of the construction shall continue until such time as all the Work is completed and OWNER has issued a notice to DESIGN/BUILDER in accordance with paragraph 13.09 that the Work is acceptable (except as otherwise expressly provided in connection with Substantial Completion).

6.13     SAFETY REPRESENTATIVE

         A. DESIGN/BUILDER shall designate a qualified and experienced safety representative at the Site whose duties and responsibilities shall be the prevention of accidents and the maintaining and supervising of safety precautions and programs.

6.14     HAZARD COMMUNICATION PROGRAMS

         A. DESIGN/BUILDER shall be responsible for coordinating any exchange of material safety data sheets or other hazard communication information required to be made available to or exchanged between or among employers at the Site in accordance with Laws or Regulations.

6.15     EMERGENCIES

         A. In emergencies affecting the safety or protection of persons or the construction or property at the Site or adjacent thereto, DESIGN/BUILDER, without special instruction or authorization from OWNER, is obligated to act to prevent threatened damage, injury or loss. DESIGN/BUILDER shall give OWNER prompt written notice if DESIGN/BUILDER believes that any significant changes in the Construction or variations from the Contract Documents have been caused thereby. If a change in the Contract Documents is required because of the action taken by DESIGN/BUILDER in response to such an emergency, a Work Change Directive or Change Order will be issued to document the consequences of such action.

6.16     SUBMITTALS

         A. OWNER will review and approve Submittals in accordance with the schedule of required Submittals accepted by OWNER as required by paragraph 2.06.A. OWNER'S review and approval will be only to determine if the items covered by the Submittals will, after installation or incorporation in the construction, conform to the information given in the Contract Documents and be compatible with the design concept of the completed Project as a functioning whole as indicated by the Contract Documents. OWNER'S review and approval will not extend to means, methods, techniques, sequences or procedures of construction (except where a particular means, method, technique, sequence or procedure of construction is specifically and expressly called for by the Contract Documents) or to safety precautions or programs incident thereto. The review and approval of a separate item as such will not indicate approval of the assembly in which the item functions. DESIGN/BUILDER shall make corrections required by OWNER, and shall return the required number of corrected copies of the required Submittal for review and approval. DESIGN/BUILDER shall direct specific attention in writing to revisions other than the corrections called for by OWNER on previous Submittals.

         B. OWNER's review and approval of required Submittals shall not relieve DESIGN/BUILDER from responsibility for any variation from the requirements of the Contract Documents unless DESIGN/BUILDER has in writing called OWNER'S attention to each such variation at the time of submission and OWNER has given written approval of each such variation by specific written notation thereof incorporated in or accompanying the Submittal. .

         C. Where a Submittal is required by the Contract Documents or the final schedule of Submittals accepted by OWNER as required by paragraph 2.06.A, any related Construction provided prior to OWNER'S review and approval of the pertinent Submittal will be at the sole expense and responsibility of DESIGN/BUILDER.

6.17     CONTINUING THE WORK

         A. DESIGN/BUILDER shall carry on the Work and adhere to the progress schedule during all disputes or disagreements with OWNER. No Work shall be delayed or postponed pending resolution of any disputes or disagreements, except as DESIGN/BUILDER and OWNER may otherwise agree in writing.

6.18     DESIGN/BUILDER'S GENERAL WARRANTY AND GUARANTEE

         A. DESIGN/BUILDER warrants and guarantees to OWNER that all Construction will be in accordance with the Contract Documents and will not be defective. DESIGN/BUILDERs warranty and guarantee hereunder excludes defects or damage caused by:

                  1. Abuse, modification or improper maintenance or operation by persons other than DESIGN/BUILDER, Subcontractors or Suppliers; or

                  2. Normal wear and tear under normal usage.

         B. DESIGN/BUILDER's obligation to perform and complete the Work in accordance with the Contract Documents shall be absolute. None of the following will constitute an acceptance of Work that is not in accordance with the Contract Documents or a release of DESIGN/BUILDER's obligation to perform the Work in accordance with the Contract Documents:

         1.       Observations by OWNER;

         2.       The making of any progress or final pay-

         3.       The issuance of a certificate of Substantial Completion;

         4.       Use or occupancy of the Work or any part thereof by OWNER;

         5.       Any acceptance by OWNER or any failure to do so;

         6.       Any review and approval of a Submittal;

         7.       Any inspection, test or approval by others; or

         8. Any correction of defective Construction by OWNER.

6.19     INDEMNIFICATION

         A. DESIGN/BUILDER shall indemnify and hold harmless OWNER, OWNER's officers, directors, employees, agents and consultants from and against all claims, costs, losses and damages (including but not limited to all fees and charges of engineers, architects, attorneys and other professionals and all court or arbitration or other dispute resolution costs) arising out of or resulting from the performance of Construction, provided that any such claim, cost, loss or damage is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), including the loss of use resulting therefrom, but only to the extent such claim, cost or damage is caused by any negligent act or omission of DESIGN/BUILDER, any Subcontractor, Engineer, any Supplier, any individual or entity directly or indirectly employed by any of them to perform or furnish any of the Work or anyone for whose acts any of them may be liable.

         B. In any and all claims against OWNER or any of their respective consultants, agents, officers, directors or employees by any employee (or the survivor or personal representative of such employee) of DESIGN/BUILDER, any Subcontractor, any Engineer, any Supplier, any individual or entity directly or indirectly employed by any of them to perform or furnish any of the Work or anyone for whose acts any of them may be liable, the indemnification obligation under paragraph 6.19.A shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for DESIGN/BUILDER or any such Subcontractor, Engineer, Supplier or other individual or entity under workers' compensation acts, disability benefit acts or other employee benefit acts.

         C. The indemnification obligations of DESIGN/BUILDER under paragraph
6.19 shall not extend to the liability of OWNER's Consultants, officers, directors, employees or agents arising out of the preparation or approval of maps, drawings, opinions, reports, surveys, designs, or specifications.

ARTICLE 7--OTHER CONSTRUCTION

7.01     RELATED CONSTRUCTION AT SITE

         A. OWNER may perform other Work related to the Project at the Site by OWNER'S own forces, or let other direct contracts therefor or have other work performed by utility owners. If the fact that such other work is to be performed was not noted in the Conceptual Documents then

(i) written notice thereof will be given to DESIGN/BUILDER prior to starting any such other work and (ii) DESIGN/BUILDER may make a claim therefor as provided in
Article 9 if DESIGN/BUILDER believes that such performance will involve additional expense to DESIGN/BUILDER or requires additional time and the parties are unable to agree as to the amount or extent thereof.

         B. DESIGN/BUILDER shall afford each other contractor who is a party to such a direct contract and each utility owner (and OWNER, if OWNER is performing the additional work with OWNER's employees) proper and safe access to the Site and a reasonable opportunity for the introduction and storage of materials and equipment and the execution of such other work and shall properly connect and coordinate the Construction with theirs. Unless otherwise provided in the Contract Documents, DESIGN/BUILDER shall do all cutting, fitting and patching of the Work that may be required to make its several parts come together properly and ate with such other work. DESIGN/BUILDER shall not endanger any work of others by cutting, excavating or otherwise altering their work and will only cut a alter their work with the written consent of OWNER and the others whose work will be affected. The duties and responsibilities of DESIGN/BUILDER under this paragraph are for the benefit of such utility owners and other contractors to the extent that. there are comparable provisions for the benefit of DESIGN/BUILDER in said direct contracts between OWNER and such utility owners and other contractors.

         C. If the proper execution or results of any part of DESIGN/BUILDER's Work depends upon work perforated or services provided by others under this
Article 7, DESIGN/BUILDER shall inspect such other work and appropriate instruments of service and promptly report to OWNER in writing any delays, defects or deficiencies in such other work or services that render it unavailable or unsuitable for the proper execution and results of DESIGN/BUILDER's Work. DESIGN/BUILDER'S failure so to report will constitute an acceptance of such other work as fit and proper for integration with DESIGN/BUILDER's Work except for latent or nonapparent defects and deficiencies in such other work.

7.02     COORDINATION

         A. If OWNER contracts with others for the performance of other work on the Project at the Site, the following will be set forth in Supplementary
Conditions:

                  1. The individual or entity who will have authority and responsibility for coordination of -the activities among the various prime contractors will be identified;

                  2. The specific matters to be covered by such authority and responsibility will be itemized; and

                  3. The extent of such authority and responsibilities will be provided.

         B. Unless otherwise provided in the Supplementary Conditions, OWNER shall have sole authority and responsibility in respect of such coordination.

ARTICLE 8--OWNER'S RESPONSIBILITIES

8.01     GENERA!

         A. OWNER shall do the following in a timely manner so as not to delay the services of -DESIGN/BUILDER.

                  1. Designate in writing a person to act as OWNER's Representative with respect to the services to be rendered under this Agreement.

                  2. Provide such legal services as OWNER may require with regard to legal issues pertaining to the Project including any that may be raised by DESIGN/BUILDER.

                  3. If requested in writing by DESIGN/BUILDER, furnish reasonable evidence satisfactory to DESIGN/BUILDER, that sufficient funds are-available and committed for the entire cost of the Project. Unless such reasonable evidence is furnished, DESIGN/BUILDER is not required to commence or continue any Work, or may, if such evidence is not presented within a reasonable time, stop Work upon 15 days notice to the Owner.

                  4. Make payments to DESIGN/BUILDER promptly when they are due as provided in paragraph 13.04 and 13.09.

                  5. Furnish lands and easements as set forth in paragraph
         4.01.A.

                  6. Furnish to DESIGN/BUILDER, as required for performance of DESIGN/BUILDER's Services the following, all of which DESIGN/BUILDER may use and rely upon in performing services under this Agreement:

                  a. Environmental assessment and impact statements;

                  b. Property, boundary, easement, right-of-way, topographic and utility surveys;

                  c. Property descriptions;

                  d. Zoning, deed and other land use restrictions;

                  e. Engineering surveys to establish reference points for design and construction which in OWNER's judgment are necessary to enable DESIGN/BUILDER to proceed with the Work;

                  f. Assistance in filing documents required to obtain necessary approvals of governmental authorities having jurisdiction over the Project;

                  g. Subsurface data used in preparation of the Conceptual Documents.

                  7. Review submittals subject to OWNER review pursuant to paragraph 6.16.A.

                  8. Provide information known to or in the possession of OWNER relating to the presence of materials and substances at the site which could create a Hazardous Condition.

         B. OWNER's responsibilities in respect of purchasing and maintaining liability and property insurance are set forth in paragraphs 5.03.A through 5.04.E.

8.02     SCOPE OF OWNER'S SAFETY AND HAZARDOUS WASTE RESPONSIBILITIES

         A. The OWNER shall not supervise, direct or have control or authority over, nor be responsible for, DESIGN/BUILDER's means, methods, techniques, sequences or procedures of construction or the safety precautions and programs incident thereto, or for any failure of DESIGN/BUILDER to comply with Laws and Regulations applicable to the furnishing or performance of the Work. OWNER will not be responsible for DESIGN/BUILDER's failure to perform or furnish the Work in accordance with the Contract Documents.

         B. OWNER'S responsibility in respect of undisclosed Asbestos, PCBs, Petroleum, Hazardous Waste or Radioactive Materials uncovered or revealed at the Site is set forth in paragraph 4.04.

8.03     RESIDENT PROJECT REPRESENTATION

         A. OWNER may furnish a Resident Project Representative to observe the performance of Construction. The duties, responsibilities and limitations of authority of any such Resident Project Representative and assistants will be as provided in the Supplementary Conditions.

ARTICLE 9--CHANGES IN THE WORK; CLAIMS

9.01     GENERAL RIGHTS AND OBLIGATIONS

         A. Without invalidating the Agreement and without notice to any surety, OWNER may, at any time or from time to time, order additions, deletions or revisions in the Work within .the general scope of the contract by a Written Amendment, a Change Order, or a Work Change Directive. Upon receipt of any such document, DESIGN/BUILDER shall promptly proceed with the Work involved which will be performed under the applicable provisions of the Contract Documents (except as otherwise specifically provided).

9.01     NOTICE OF INTENT TO MAKE CLAIM

         A. If OWNER and DESIGN/BUILDER are unable to agree as to the extent, if any, of an adjustment in the Contract Price or an adjustment of the Contract Times that should be allowed as a result of any order of OWNER pursuant to paragraph 9.01.A or other occurrence for which the Contract Documents provide that such adjustment(s) may be made, a claim may be made therefor. Written notice of intent to make such a claim shall be submitted to the other party promptly and in no event more than 30 days after the start of the occurrence or event giving rise to the claim.

9.03     CLAIM DOCUMENTATION

         A. Substantiating documentation shall be submitted by the claiming party within 30 days after delivery of the notice required by paragraph 9.02.A.

9.04     DECISION

         A. The other party shall render a decision on the claim no more than 30 days after the receipt of the substantiating documentation required by paragraph 9.03.A. This decision will be final and binding unless the claiming party gives notice of intention to exercise its fights under Article 15 within 30 days of receipt of the decision. and exercises such rights within 30 days of giving the notice of intent.

9.05     TIME LIMIT EXTENSION

         A. The time limits of paragraphs 9.03.A and 9.04.A may be extended by mutual agreement.

9.06     EXCEPTIONS

         A. DESIGN/BUILDER shall not be entitled to an increase in the Contract Price or an extension of the Contract Times with respect to any Work performed that is not required by the Contract Documents as amended, modified and supplemented -as provided in paragraph 3.03, except in the case of an emergency as provided in paragraph 6.15 or in the cast of uncovering Construction as provided in paragraph 12.04.

9.07     EXECUTION OF CHANGE ORDERS

         A. OWNER and DESIGN/BUILDER shall execute appropriate Change Orders or Written Amendments covering:

                  1. changes in the Work which are (i) ordered by OWNER pursuant to paragraph 9.01, (ii) required because of acceptance of defective Construction under paragraph 12.08 or correcting defective Work under paragraph 12.09 or (iii) agreed to by the parties; and

                  2. changes in the Contract Price or Contract Times which are agreed to by the parties.

9.08     NOTICE TO SURETIES

         A. If notice of any change affecting the general scope of the Work or the provisions of the Contract Documents (including, but not limited to, Contract Price or Contract Times) is required by the provisions of any Bond to be given to a surety, the giving of any such notice will be

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DESIGN/BUILDER's responsibility, and the amount of each applicable Bond will be adjusted accordingly.

ARTICLE 10--CHANGE OF CONTRACT PRICE

10.01    GENERAL

         A. The Contract Price constitutes the total compensation (subject to authorized adjustments) payable to DESIGN/BUILDER for performing the Work.

         B. The Contract Price may only be changed by a Change Order or by a Written Amendment. Any claim for an adjustment in the Contract Price shall be based on written notice delivered by the party making the claim to the other party promptly' in accordance with paragraph 9.02.A.

         C. The value of any Work covered by a Change Order or of any claim for an adjustment in the Contract Price will be determined as follows:

                  1. Where the Work involved is covered by unit prices contained in the Contract Documents, by application of such unit prices to the quantities of the items involved;

                  2. Where the Work involved is not covered by unit prices contained in the Contract Documents, by a mutually agreed lump sum (which may include an allowance for overhead and `profit not necessarily in accordance with paragraph 10.02) or by mutually agreed unit prices;

                  3. Where the Work involved is not covered by unit prices contained in the Contract Documents and agreement to a lump sum is not reached under paragraph 10.01.C2, on the basis of the Cost of the Work (determined as provided in paragraph 10.02) plus a DESIGN/BUILDER's Fee for overhead and profit (determined as provided in paragraph 10.02.C).

10.02    COST OF THE WORK

         A. Costs Included: The term Cost of the Work means the sum of all costs necessarily incurred and paid by DESIGN/BUILDER in the proper performance of the Work. Except as otherwise may be agreed to in writing by OWNER, such costs shall be in amounts no higher than those prevailing in the locality of the Project, shall include only the following items and shall not include any of the costs itemized in paragraph 10.02.B:

                  1. Payroll costs for employees in the direct employ of DESIGN/BUILDER in the performance of the Work under schedules of job classifications agreed upon by OWNER and DESIGN/BUILDER equal to salary costs times a factor, both as designated in the Agreement, for all services performed or furnished by such employees engaged on the Project.

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                  2. Cost of all materials and equipment furnished and
         incorporated in the Work, including costs of transportation and storage thereof, and Suppliers' field services required in connection therewith. All cash discounts shall accrue to DESIGN/BUILDER unless OWNER deposits funds with DESIGN/BUILDER with which to make payments, in which case the cash discounts shall accrue to OWNER. All trade discounts, rebates and refunds and returns from sale of surplus materials and equipment shall accrue to OWNER, and DESIGN/BUILDER shall make provisions so that they may be obtained.

                  3. Payments made by DESIGN/BUILDER to Subcontractors for Work performed or furnished by Subcontractors.

                  4. Payments made by DESIGN/BUILDER to Engineers for Design Professional Services provided or furnished by Engineers under a Design Subagreement.

                  5. Costs of special consultants (including but not limited to testing laboratories, surveyors, attorneys and accountants) employed for services specifically related to the Work.

                           a. Such employees shall include without limitation
                  superintendents, foremen and other personnel employed full-time at the Site. Payroll costs for employees not employed full time on the Site shall be apportioned on the basis of their time spent on the Site. Payroll costs shall include, but not be limited to, salaries and wages plus the cost of fringe benefits which shall include social security contributions, unemployment, excise and payroll taxes, workers' compensation, health and retirement benefits, bonuses, sick leave, vacation and holiday pay applicable thereto. The expenses of performing Work after regular working hour:, on Saturday, Sunday or legal holidays, shall be included in the above to the extent authorized by OWNER.

                           b. Such employees shall also include engineers and
                  engineering technicians providing Design Professional Services. For purposes of this paragraph 10.02A.1, DESIGN/BUILDER shall be entitled to payment for such employees an amount items:

                  6. Supplemental costs including the following

                           a. The proportion of necessary transportation, travel
                  and subsistence expenses of DESIGN/BUILDER's employees incurred in discharge of duties connected with the Work.

                           b. Cost, including transportation and maintenance, of
                  all materials, supplies, equipment, machinery, appliances, office and temporary facilities at the Site and hand tools not owned by the workers, which are consumed in the performance of the Work, and cost less market value of such items used but not consumed which remain the property of DESIGN/BUILDER.

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                           c. Rentals of all Work equipment and machinery and
                  the parts thereof whether rented from DESIGN/BUILDER or others in accordance with rental agreements approved by OWNER, and the costs of transportation, loading, unloading, installation, dismantling and removal thereof--all in accordance with the terms of said rental agreements. The rental of any such equipment, machinery or parts shall cease when the use thereof is no longer necessary for the Work.

                           d. Sales, consumer, use or similar taxes related to
                  the Work, and for which DESIGN/BUILDER is liable, imposed by Laws and Regulations.

                           e. Deposits lost for causes other than negligence of
                  DESIGN/BUILDER, any Subcontractor or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable, and royalty payments and fees for permits and licenses.

                           f. Losses, damages and related expenses caused by
                  damage to the Work not compensated by insurance or otherwise, sustained by DESIGN/BUILDER in connection with the furnishing and performance of the Work provided they have resulted from causes other than the negligence of DESIGN/BUILDER, any Subcontractor, or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable. Such losses shall include settlements . made with the written consent and approval of OWNER. No such losses- damages and expenses shall be included in the Cost of the Work for the purpose of determining DESIGN/BUILDER's fee. If, however, any such loss or damage requires rework and DESIGN/BUILDER is placed in charge thereof, DESIGN/BUILDER shall be paid for services a fee proportionate to that stated in paragraph 10.02.C.

                           g. The cost of utilities, fuel and sanitary
                  facilities at the Site.

                           h. Minor expenses such as telegrams, long distance
                  telephone calls, telephone service at the Site, expressage and similar petty cash items in connection with the Work.

                           i. Cost of premiums for all Bonds and
                  insurance DESIGN/BUILDER is required by the Contract Documents to purchase and maintain.

         B. COSTS EXCLUDED. The term Cost of the Work shall not include any of the following:

                           1. Payroll costs and other compensation of
                  DESIGN/BUILDER's officers, executives, principals (of partnerships and sole proprietorships), general managers, engineers, architects, estimators, attorneys, auditors, accountants, purchasing and contracting agents, expediters, timekeepers, clerks and other personnel employed by DESIGN/BUILDER whether at the Site or in DESIGN/BUILDERs principal or a branch office for general administration of the Work and not specifically included in the agreed upon schedule of job classifications

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                  referred to in paragraph 10.02.A.1 -- all of which are to be considered administrative costs covered by the DESIGN/BUILDER's fee.

                  2. Expenses of DESIGN/BUILDER's principal and branch offices other than DESIGN/BUILDER's office at the Site.

                  3. Any part of DESIGN/BUILDER's capital expenses, including interest on DESIGN/BUILDER's capital employed for the Work and charges against DESIGN/BUILDER for delinquent payments.

                  4. Costs due to the negligence of DESIGN/BUILDER, any Subcontractor, or anyone directly or indirectly employed by arty of them or for whose acts any of ahem may be liable, including but not limited to, the correction of defective Work, disposal of materials or equipment wrongly supplied and making good any damage to property.

                  5. Other overhead or general expense costs of any kind and the costs of any item not specifically and expressly included in paragraph 10.02.

         C. FEE: The DESIGN/BUILDER's fee allowed to DESIGN/BUILDER for overhead and profit on Change Orders priced by paragraph 10.01.C.3 shall be determined as follows:

                  1. A mutually acceptable fixed fee; or

                  2. If a fixed fee is not agreed upon, then a fee based on the following percentages of the various portions of the Cost of the Work:

                           a. For costs incurred under paragraphs 10.02.A.1,
                  A.2, A.5 and A.6 the DESIGN/BUILDER'S fee shall be 15 percent;

                           b. For costs incurred under paragraph 10.02.A.3 and
                  10.02.A.4, the DESIGN/BUILDER's fee shall be five percent;

                           c. Where one or more tiers of subcontracts are on the
                  basis of Cost of the Work plus a fee and no fixed fee is agreed upon, the intent of paragraphs 10.02.A.1, 10.02.A.2 and 10.02.A.3 is that the Subcontractor who actually performs or furnishes Work, at whatever tier, will be paid a fee of 15 percent of the costs incurred by such Subcontractor under paragraphs 10.02A.1 and 10.02.A.2 and that any higher tier Subcontractor and DESIGN/BUILDER will each be paid a fee of five percent of the amount paid to the next lower tier Subcontractor;

                           d. The amount of credit to be allowed by
                  DESIGN/BUILDER to OWNER for any change which results in a net decrease in cost will be the amount of the actual net decrease in cost plus a deduction in DESIGN/BUILDER's fee by an amount equal to five percent of such net decrease; and

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                           e. When both additions and credits. ace involved in
                  any one change, the adjustment in DESIGN/BUILDER's fee shall be computed on the basis of the net change in accordance with paragraphs 10.02.C.2.a through 10.02.C.2.d, inclusive.

         D. DOCUMENTATION: Whenever the cost of any Work is to be determined pursuant to paragraph 10.02.A and 10.02.B, DESIGN/BUILDER will establish and maintain records thereof in accordance with generally accepted accounting practices and submit in a form acceptable to OWNER an itemized cost breakdown together with supporting data.

10.03    CASH ALLOWANCES

         A. The Contract Price includes all allowances so named in the Contract Documents.

                  1. The allowances include the cost to DESIGN/BUILDER (less any applicable trade discounts) of materials and equipment required by the allowances to be delivered at the Site, and all applicable taxes; and

                  2. Except as set forth in the Contract Documents, DESIGN/BUILDER's costs for unloading and handling on the Site, labor, installation costs, overhead, profit and other expenses .contemplated for the allowances have been included in the Contract Price and not in the allowances and no demand for additional payment on account of any of the foregoing will be valid.

         B. Prior to final payment, an appropriate Change Order will be issued to reflect actual amounts due DESIGN/BUILDER on account . of Work covered by allowances, and the Contract Price shall be correspondingly adjusted.

10.04    UNIT PRICES

         A. Where the Contract Documents provide that all or part of the Work is to be Unit Price Work, initially the Contract Price will be deemed to include for all of Unit Price Work an amount equal to the sum of the established unit prices for each separately identified item of Unit Price Work times the estimated quantity of each item as indicated in the Agreement. The estimated quantities of items of Unit Price Work are not guaranteed and are solely for the purpose of comparison of Bids and determining an initial Contract Price. Determinations of the actual quantities and classifications of Unit Price Work performed by DESIGN/BUILDER will be made by OWNER.

         B. Each unit price will be deemed to include an amount considered by DESIGN/BUILDER to be adequate to cover DESIGN/BUILDER's overhead and profit for each separately identified item.

         C. DESIGN/BUILDER or OWNER may make a claim for an adjustment in the Contract Price in accordance with Article 9 if:

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                  1. The quantity of any item of Unit Price Work performed by
         DESIGN/BUILDER differs from the estimated quantity of such item indicated in the Contract Documents by more than the percentage indicated in the Supplementary Conditions; and

                  2. there is no corresponding adjustment with respect to any other item of Work; and

                  3. DESIGN/BUILDER believes that DESIGN/BUILDER is entitled to an increase in Contract Price as a result of having incurred additional expense or OWNER believes the OWNER is entitled to a decrease in Contract Price and the parties are unable to agree as to the amount of any such increase or decrease.

ARTICLE 11--CHANGE OF CONTRACT TIMES

11.01    GENERAL

         A. The Contract Times (or Milestones) may only be changed by a Change Order or a Written Amendment. Any claim for an adjustment of the Contract Times (or Milestones) shall be based on written notice pursuant to paragraph 9.02.

         B. All Contract Times and Milestones are of the essence of the Agreement.

11.02    TIME EXTENSIONS

         A. Where DESIGN/BUILDER is prevented from completing any part of the Work within the Contract Times (or Milestones) due to delay beyond the control of DESIGN/BUILDER, the Contract Times (or Milestones) will be extended in an amount equal to the time lost due to such delay if a claim is made therefor as provided in Article 9. Delays beyond the control of DESIGN/BUILDER shall include, but not be limited to, acts or neglect by OWNER, governmental agencies, acts or neglect of utility owners or other contractors performing other construction work as contemplated by Article 7, fires, floods, epidemics, abnormal weather conditions or acts of God. Delays attributable to and within the control of a Subcontractor or Supplier shall be deemed to be delays within the control of DESIGN/BUILDER.

         B. Nothing in this paragraph 11.02 bars a change in Contract Price pursuant to Article 10 to compensate for the direct costs incurred by DESIGN/BUILDER due to delay, interference, or disruption directly attributable to actions or inactions of OWNER or OWNER's Consultants. However, OWNER shall not be liable to DESIGN/BUILDER for costs or damages arising out of or resulting from (i) delays caused by or within the control of DESIGN/BUILDER, or (ii) delays beyond the control of both parties including but not limited to fires, floods, epidemics, abnormal weather conditions, acts of God or acts or neglect by governmental agencies, utility owners, or other contractors performing other work as contemplated by Article 7.

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ARTICLE 12--TESTS AND .INSPECTIONS; CORRECTION, REMOVAL
            OR ACCEPTANCE OF DEFECTIVE CONSTRUCTION

12.01    NOTICE OF DEFECTS

         A. Prompt written notice of all defective Construction of which OWNER has actual knowledge will be given to DESIGN/BUILDER by OWNER. All defective Construction may be rejected, corrected or accepted as provided in this Article 12.

12.02    ACCESS TO CONSTRUCTION

         A. OWNER, OWNER's Consultants, other representatives and personnel of OWNER, independent testing laboratories and governmental agencies with jurisdictional interests will . have access to the Construction at the Site at reasonable times for their observation, inspecting and testing. DESIGN/BUILDER shall provide them proper and safe conditions for such access and advise them of DESIGN/BUILDER's Site safety procedures and programs so that they may comply therewith as applicable.

12.03    TESTS AND INSPECTIONS

         A. If the Contract Documents or Laws or Regulations of any public body having jurisdiction require any part of -the Construction specifically to be inspected, tested or approved, DESIGN/BUILDER shall assume full responsibility for arranging and obtaining such inspections, tests or approvals, pay all costs in connection therewith, and furnish OWNER the required certificates of inspection or approval. DESIGN/BUILDER shall also be responsible for arranging and obtaining and shall pay all costs in connection with any inspections, tests or approvals required for OWNER'S acceptance of materials or equipment to be incorporated in the Construction or of materials, mix designs, or equipment submitted for approval prior to DESIGN/BUILDER's purchase thereof for incorporation in the Construction.

         B. DESIGN/BUILDER shall give OWNER reasonable notice of the planned schedule for all required inspections, tests or approvals.

         C. If any Construction (or the construction work of others) that is required to be inspected, tested or approved is covered by DESIGN/BUILDER without written concurrence of OWNER, it must, if requested by OWNER, be uncovered for observation at DESIGN/BUILDER's expense unless DESIGN/BUILDER has given OWNER timely notice of DESIGN/BUILDER's intention to cover the same and OWNER has not acted with reasonable promptness in response to such notice.

12.04    UNCOVERING CONSTRUCTION

         A. If any Construction is covered contrary to the written request of OWNER, it must, if requested by OWNER, be uncovered for OWNER's observation and recovered at DESIGN/BUILDER's expense.

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         B. If OWNER considers it necessary or advisable that covered
Construction be- observed by OWNER or inspected or tested by others, DESIGN/BUILDER, at OWNER'S request, shall uncover, expose or otherwise make available for observation, inspection or testing as OWNER may require, that portion of the Construction in question, furnishing all necessary labor, material and equipment. If it is found that such Construction is defective, DESIGN/BUILDER shall pay all costs and damages caused by or resulting from such uncovering, exposure, observation, inspection and testing and of satisfactory replacement or rework, (including but not limited to all fees and charges of engineers, architects, attorneys and other professionals, all court or arbitration or other dispute resolution costs, and all costs of repair or replacement of work of others); and OWNER shall be entitled to an appropriate decrease in the Contract Price, and, if the parties are unable to agree as to the amount thereof, may make a claim therefor as provided in Article 9: If, however, such Construction is not found to be defective, DESIGN/BUILDER shall be allowed an increase in the Contract Price or an extension of the Contract Times (or Milestones), or both, directly attributable to such uncovering, exposure, observation, inspection, testing, replacement and rework; and, if the parties are unable to agree as to the amount or extent thereof, DESIGN/BUILDER may make a claim therefor as provided in Article 9.

12.05    OWNER MAY STOP THE CONSTRUCTION

         A. If the Construction is defective, or DESIGN/BUILDER fails to supply sufficient skilled workers or suitable materials or equipment, or fails to furnish or perform the Construction in such a way that the completed Construction will conform to the Contract Documents, OWNER may order DESIGN/BUILDER to stop Construction or any portion thereof, until the cause for such order has been eliminated; however, this right of OWNER to stop Construction will not give rise to any duty on the part of OWNER to exercise this right for the benefit of DESIGN/BUILDER or any other party.

12.06    CORRECTION OR REMOVAL OF DEFECTIVE CONSTRUCTION

         A. OWNER will have authority to disapprove or reject defective Construction and will have authority to require special inspection or testing of the Construction whether or not the Construction is fabricated, installed or completed. If required by OWNER, DESIGN/BUILDER shall promptly, as directed, either correct all defective Construction, whether or not fabricated, installed or completed, or, if the Construction has beets rejected. by OWNER, remove it from the Site and replace it with nondefective Construction. DESIGN/BUILDER shall bear all direct, indirect and consequential costs of such correction or removal (including but hot limited to fees and charges of engineers, architects, attorneys and other professionals) made necessary thereby.

12.07    CORRECTION PERIOD

         A. If within one year after the date of Substantial Completion or such longer period of time as may be prescribed by Laws or Regulations or by the terms of any applicable special guarantee required by the Contract Documents or by any specific provision of the Contract Documents, any Construction is found to be defective, DESIGN/BUILDER shall promptly, without cost to OWNER and in accordance with OWNER'S written instructions, (i) correct such defective Construction, or, if it has been rejected by OWNER, remove it from the Site and replace it with

Construction that is not defective, and (ii) satisfactorily correct or remove and replace any damage to other Construction or the work of others resulting therefrom. If DESIGN/BUILDER does not promptly comply with the terms of such instructions, or in an emergency where delay would cause serious risk of loss or damage. OWNER may have the defective Construction corrected or the rejected Construction removed and replaced, and all costs and damages caused by or resulting from such removal and replacement (including but not limited to all fees and charges of engineers, architects, attorneys and other professionals, all court or arbitration or other dispute resolution costs, and all costs of repair or replacement of work of others) will be paid by DESIGN/BUILDER.

         B. In special circumstances where a particular item of equipment is placed in continuous service before Substantial Completion of all the Construction, the correction period for that item may start to run from an earlier date if so provided in the Specifications or by Written Amendment.

         C. Where defective Construction (and damage to other Construction resulting therefrom) has been corrected, removed or replaced under this paragraph 12.07, the correction period hereunder with respect to such Construction will be extended for an additional period of one year after such correction or removal and replacement has been satisfactorily completed.

12.08    ACCEPTANCE OF DEFECTIVE CONSTRUCTION

         A. If, instead of requiring correction or removal and replacement of defective Construction, OWNER prefers to accept it, OWNER may do so. DESIGN/BUILDER shall pay all costs attributable to OWNERs evaluation of and determination to accept such defective Construction (such costs to include but not be limited to all fees and charges of engineers, architects, attorneys and other professionals and all court or-arbitration or other dispute resolution costs). If any such acceptance occurs prior to final payment, a Change Order will be issued incorporating the necessary. revisions in the Contract Documents with respect to the Construction; and OWNER shall be entitled to an appropriate decrease in the Contract Price, and, if the parties are unable to agree as to the amount thereof, OWNER may make a claim therefor as provided in Article 9. If the acceptance occurs after final payment, an appropriate amount will be paid by DESIGN/BUILDER to OWNER.

12.09    OWNER MAY CORRECT DEFECTIVE CONSTRUCTION

         A. If DESIGN/BUILDER fails within a reasonable time after written notice from OWNER to correct defective Construction or to remove and replace rejected Construction as requited by OWNER in accordance with paragraphs 12.06.A or 12.07.A, or if DESIGN/BUILDER fails to perform the Construction in accordance with the Contract Documents, or if DESIGN/BUILDER fails to comply with any other provision of the Contract Documents, OWNER may, after seven days' written notice to DESIGN/BUILDER, correct and remedy any such deficiency. In exercising the rights and remedies under this paragraph OWNER shall proceed expeditiously. In connection with such corrective and remedial action, OWNER may exclude DESIGN/BUILDER from all or part of the Site, take possession of all or pact of the-Construction, and suspend DESIGN/BUILDER's services related thereto, take possession of DESIGN/BUILDER's tools, appliances, construction equipment and machinery at the Site and incorporate in the Construction all materials and equipment stored at the Site or for which OWNER has paid DESIGN/BUILDER but which are stored elsewhere. DESIGN/BUILDER shall allow OWNER, OWNER's representatives, agents and employees, OWNER's other contractors and Consultants access to the Site to enable OWNER to exercise the rights and remedies under this paragraph. All costs and damages incurred or sustained by OWNER in exercising such rights and remedies will be charged against DESIGN/BUILDER and a Change Order will be issued incorporating the necessary revisions in the Contract Documents and OWNER shall be entitled to an appropriate decrease in the Contract Price, and, if the parties are unable to agree as to the amount thereof, OWNER may make a claim therefor as provided in
Article 9. Such costs and damages will include but not be limited to all fees. and charges of engineers, architects, attorneys and other professionals, all court or arbitration or other dispute resolution costs and all costs of repair or replacement of work of others destroyed or damaged by correction, removal or replacement of DESIGN/BUILDER's defective Construction. DESIGN/BUILDER shall not be allowed an extension of the Contract Times (or Milestones) because of any delay in the performance of the Construction attributable to the exercise by OWNER of OWNER's rights and remedies hereunder.

13.04    PROGRESS PAYMENTS

ARTICLE 13--PAYMENTS TO DESIGN/BUILDER AND COMPLETION

13.01    SCHEDULE OF VALUES

         A. The Schedule of Values established as provided in paragraph 2.06.A will serve as the basis for progress payments and will be incorporated into a form of Application for Payment acceptable to OWNER. Progress payments on account of Unit Price Work will be based on the number of units completed.

13.01    APPLICATION FOR PROGRESS PAYMENT

A. At least twenty days before the date established for each progress payment (but not more often than once a month), DESIGN/BUILDER shall submit to OWNER for review an Application for Payment filled out and signed by-DESIGN/BUILDER covering the Work completed as of the date of the Application and accompanied by such supporting documentation as is required by the Contract Documents. If payment is requested on the basis of materials and equipment not incorporated in the Work but delivered and suitably stored at the Site or at another location agreed to in writing, , the Application for Payment shall also be accompanied by a bill of sale, invoice or other documentation warranting that OWNER has received the materials and equipment free and clear of all Liens and evidence that the materials and equipment are covered by appropriate property insurance and other arrangements to protect OWNER's interest therein, all of which will be satisfactory to OWNER. The amount of retainage with respect to progress payments will be as stipulated in the Agreement.

13.03    DESIGN/BUILDER'S WARRANTY OF TITLE

         A. DESIGN/BUILDER warrants and guarantees that title to all construction materials and equipment covered by any Application for Payment, whether incorporated in the Project or not, will pass to OWNER no later than the time of payment free and clear of all Liens. This paragraph 13.03.A does not apply to any documents covered by paragraph 3.04.A.

13.04    PROGRESS PAYMENTS

         A. Progress payments shall be made by the OWNER to the DESIGN/BUILDER according to the following procedure:

                  1. OWNER will, within ten days of receipt of each Application for Payment, either indicate in writing its acceptance of the Application and state that the Application is being processed for payment, or return the Application to DESIGN/BUILDER indicating in writing its seasons for refusing to accept the Application. Not more than ten days after accepting such Application the amount will become due and when due will be paid by OWNER to DESIGN/BUILDER.

                  2. If the OWNER should fail to pay the DESIGN/BUILDER at the time the payment of any amount becomes due, then DESIGN/BUILDER may, at any time thereafter, upon serving written notice that he will stop the Work within seven days after receipt of the notice by the OWNER, and after such seven day period, stop the Work until payment of the amount owing has been received. Written notice shall be deemed to have been duly served if sent by certified mail to the last known business address of the OWNER.

                  3. Payments due but unpaid shall bear interest at the rate specified in the Agreement.

                  4. No Progress Payment nor any partial or entire use or occupancy of the Project by the OWNER shall constitute an acceptance of any Work not in accordance with the Contract Documents.

         B. OWNER may refuse to make the whole or any part of any such payment, or because of subsequently discovered evidence or the results of subsequent inspections or tests, nullify any previous payment, to the extent that is reasonably necessary to protect OWNER from loss because:

                  1. The Work is defective, or completed Work has been damaged requiring correction or replacement; or

                  2. The Contract Price has been reduced by Written Amendment or Change Order, or

                  3. OWNER has been required to correct defective Work or complete Work in accordance with paragraph 12.09.A, or

                  4. OWNER has actual knowledge of the occurrence of any of the events enumerated in paragraphs 14.02.A.1 through A.3 inclusive; or

                  5. Claims have been made against OWNER on account of DESIGN/BUILDER's performance or furnishing of the Work; or

                  6. Liens have been filed in connection with the Work, except where DESIGN/BUILDER has delivered a specific Bond satisfactory to OWNER to secure the satisfaction and discharge of such Liens; or

                  7. There are other items entitling OWNER to a set off against the amount for which application is made.

13.05    SUBSTANTIAL COMPLETION

         A. When DESIGN/BUILDER considers the Construction ready for its intended use DESIGN/BUILDER shall notify OWNER in writing that the Construction is substantially complete (except for items specifically listed by DESIGN/BUILDER as incomplete) and request that OWNER issue a certificate of Substantial Completion. Within a reasonable time thereafter, OWNER and DESIGN/BUILDER shall make an inspection of the Construction to determine the status of completion. If OWNER does not consider the Construction substantially complete, OWNER will notify DESIGN/BUILDER in writing giving the reasons therefor. If OWNER considers the Construction substantially complete, OWNER will prepare and deliver to DESIGN/BUILDER a certificate of Substantial Completion which shall fix the date of Substantial Completion. There shall be attached to the certificate a list of items to be completed or corrected before final payment. At the time of delivery of the certificate of Substantial Completion OWNER will deliver to DESIGN/BUILDER a written determination as to division of responsibilities pending final, payment between OWNER and DESIGN/BUILDER, with respect to security, operation, safety, maintenance, heat, utilities, insurance and warranties and guarantees.

         B. OWNER will have the right to exclude DESIGN/BUILDER from the Site after the date of Substantial Completion, but OWNER will allow DESIGN/BUILDER reasonable access to complete or correct items on the list of items to be completed.

13.06    PARTIAL UTILIZATION

         A. Use by OWNER at OWNER's option of any substantially completed part of the Construction which (i) has specifically been identified in the Contract Documents, or (ii) OWNER and DESIGN/BUILDER agree constitute a separately functioning and usable part of the Construction that can be used by OWNER for its intended purpose without significant interference with DESIGN/BUILDER's performance of the remainder of the Construction, may be accomplished prior to Substantial Completion of all the Construction subject to the following:

                  1. OWNER ` at any time may request DESIGN/BUILDER in writing to permit OWNER to use any such part of the Construction which OWNER believes to be ready for, its intended use and substantially complete. If DESIGN/BUILDER agrees that such part of the Construction is substantially complete, DESIGN/BUILDER will certify to OWNER that such part of the Construction is substantially complete and request OWNER to issue a certificate of Substantial Completion for that part of the Construction DESIGN/BUILDER at any time may notify OWNER in writing that DESIGN/BUILDER considers any such part of the Construction ready for its intended use and substantially complete and request OWNER to issue a certificate of Substantial Completion for that part of the Construction. Within a reasonable time after either such request, OWNER and DESIGN/BUILDER shall make an inspection of that part of the Construction to determine its status of completion. If OWNER does not consider that part of the Construction to be substantially complete, OWNER will notify DESIGN/BUILDER. in writing giving the masons therefor. If OWNER considers that part of the Construction to be substantially complete, the provisions of paragraph 13.05 will apply with respect to certification of Substantial Completion of that part of the Construction and the division of responsibility in respect thereof and access thereto.

                  2. No occupancy or separate operation of part of the Construction will be accomplished prior to compliance with the requirements of paragraph 5.08 in respect of property insurance.

13.07    FINAL INSPECTION

         A. Upon written notice from DESIGN/BUILDER that the entire Construction or an agreed portion thereof is complete, OWNER will make a final inspection with DESIGN/BUILDER and will notify DESIGN/BUILDER in writing of all particulars in which this inspection reveals that the Construction is incomplete or defective. DESIGN/BUILDER shall immediately take such measures as are necessary to complete such Construction or remedy such deficiencies.

13.08    FINAL APPLICATION FOR PAYMENT

         A. After DESIGN/BUILDER has completed all such corrections to the satisfaction of OWNER and delivered in accordance with the Contract Documents all maintenance and operating instructions, schedules, guarantees, Bonds, certificates or other evidence of insurance required by paragraph 5.09.B, certificates of inspection, marked-up record documents (as provided in paragraph 6.11) and other documents, DESIGN/BUILDER may make application for final payment following the procedure for progress payments. The final Application for Payment shall be accompanied (unless previously delivered) by: (i) all documentation called for in the Contract Documents, including but not limited to the evidence of insurance required by subparagraph 5.02.B.7, (ii) consent of the surety, if any, to final payment, and (iii) complete and legally effective releases .or waivers (satisfactory to OWNER) of all Liens arising out of or filed in connection with the Work. In lieu of such releases or waivers of Liens and as approved by OWNER, DESIGN/BUILDER may furnish receipts or releases in full. and an affidavit of DESIGN/BUILDER that: (i) the releases and receipts include all labor, services, material and equipment for which a Lien could be filed, and
(ii) all payrolls, material and equipment bills and other indebtedness connected with the Work for which OWNER or OWNERS property might in any way be responsible have been paid or otherwise satisfied. If any Subcontractor or Supplier fails to furnish such a release or receipt in full,

DESIGN/BUILDER may furnish a Bond or other collateral satisfactory to OWNER to indemnify OWNER against arty Lien.

13.09    FINAL PAYMENT AND ACCEPTANCE

         A. If OWNER is satisfied that the Work has been completed and DESIGN/BUILDER's other obligations under the Contract Documents have been fulfilled, OWNER will, within ten days after receipt of the final Application for Payment, give written notice to DESIGN/BUILDER that the Work is acceptable. Otherwise, OWNER will return the Application to DESIGN/BUILDER, indicating in writing the reasons for refusing to process final payment, in which case DESIGN/BUILDER shall make the necessary corrections and resubmit the Application. Thirty days after the presentation to OWNER of the acceptable Application and accompanying documentation, in appropriate form and substance and with OWNER's notice of acceptability, the amount will become due and will be paid by OWNER to DESIGN/BUILDER.

         B. If, through no fault of DESIGN/BUILDER, final completion of the Work is significantly delayed, OWNER shall, upon receipt of DESIGN/BUILDER's final Application for Payment, and without terminating the Agreement, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance to be held by OWNER for Work not fully completed or corrected is less than the retainage stipulated in the Agreement, and if Bonds have been furnished as required in paragraph 5.01.A, the written consent of the surety to the payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by DESIGN/BUILDER to OWNER with the Application for such payment. Such payment shall be made under the terms and conditions governing final payment, except that it shall not constitute a waiver of claims.

13.10    WAIVER OF CLAIMS

         A. The making and acceptance of final payment will constitute:

                  1. A waiver of all claims by OWNER against DESIGN/BUILDER, except claims arising from unsettled Liens, from defective Construction appearing after final inspection pursuant to paragraph 13.07, from failure to comply with the Contract Documents or the terms of any special guarantees specified therein, or from DESIGN/BUILDER's continuing obligations under the Contract Documents; and

                  2. A waiver of all claims by DESIGN/BUILDER against OWNER other than those previously made in writing and still unsettled.

ARTICLE 14--SUSPENSION OF WORK AND TERMINATION

14.01    OWNER MAY SUSPEND WORK

         A. At any time and without cause, OWNER may suspend the Work or any portion thereof for a period of not more than 90 days by notice in writing to DESIGN/BUILDER, which will fix the date on which Work will be resumed. DESIGN/BUILDER shall resume the Work on the date so fixed. DESIGN/BUILDER shall be allowed an adjustment in the Contract Price or an extension of the Contract Times, or both, directly attributable to any such suspension if DESIGN/BUILDER makes a claim therefor as provided in
Article 9.

14.02    OWNER MAY TERMINATE FOR CAUSE

         A. The occurrence of any one or more of the following events justifies termination for cause:

                  1. DESIGN/BUILDER persistently fails to perform the Work in accordance with the Contract Documents (including, but not limited to, failure to supply sufficient skilled workers or suitable materials or equipment or failure to adhere to the progress schedule established under paragraph 2.06.A as revised from time to time.

                  2. DESIGN/BUILDER disregards Laws or Regulations of any public body having jurisdiction.

                  3. DESIGN/BUILDER otherwise violates in any substantial way any provisions of the Contract Documents.

         B. OWNER may, after giving DESIGN/BUILDER (and the surety, if any) seven days' written notice and to the extent permitted by Laws and Regulations, terminate the services of DESIGN/BUILDER, exclude DESIGN/BUILDER from the Site and take possession of the Work and of all DESIGN/BUILDER's tools, appliances, construction equipment and machinery at the Site and use the same to the full extent they could be used by DESIGN/BUILDER (without liability to DESIGN/BUILDER for trespass or conversion), incorporate in the Work all materials and equipment stored at the Site or for which OWNER has paid DESIGN/BUILDER but which are stored elsewhere, and finish the Work as OWNER may deem expedient. In such case DESIGN/BUILDER shall not be entitled to receive any further payment until the Work is finished. If the unpaid balance of the Contract Price exceeds all costs, losses and damages sustained by OWNER arising out of or resulting from completing the Work (including but not limited to all fees and charges of engineers, architects, attorneys and other professionals and all court or arbitration or other dispute resolution costs) such excess will be paid to DESIGN/BUILDER. If such costs, losses and damages exceed such unpaid balance, DESIGN/BUILDER shall pay the difference to OWNER. Such costs, losses and damages incurred by OWNER will be incorporated in a Change Order, provided that when exercising any rights or remedies under this paragraph OWNER shall not be required. to, obtain the lowest price for the Work performed.' .

         C. Where DESIGN/BUILDERs services have been so terminated by OWNER, the termination will not affect any rights or remedies of OWNER against DESIGN/BUILDER then existing or which may thereafter accrue. Any retention or payment of moneys due DESIGN/BUILDER by OWNER will not release DESIGN/BUILDER from liability.

14.03    OWNER MAY TERMINATE FOR CONVENIENCE

         A. Upon seven days' written notice to DESIGN/BUILDER, OWNER may, without cause and without prejudice to any other right or remedy of OWNER, elect to terminate the Agreement. In such case, DESIGN/BUILDER shall be paid (without duplication of any items) for.

                  1. Completed and acceptable Work executed in accordance with the Contract Documents prior to the effective date of termination, including fair and reasonable sums for overhead and profit on such Work;

                  2. Expenses sustained prior to the effective date of termination in performing services and furnishing labor, materials or equipment as required by the Contract Documents in connection with uncompleted Work, plus fair and reasonable sums for overhead and profit on such expenses;

                  3. Amounts paid in settlement of terminated contracts with Subcontractors, Engineers, Suppliers and others (including but not limited to all fees and charges of engineers, architects, attorneys and other professionals and all court or arbitration or other dispute resolution costs incurred in connection with termination of contracts with Subcontractors, Engineers and Suppliers); and

                  4. Reasonable expenses directly attributable to termination.

         B. DESIGN/BUILDER shall not be paid on account of loss of anticipated profits or revenue or other economic loss arising out of or resulting from such termination.

14.04    DESIGN/BUILDER MAY STOP WORK OR TERMINATE

         A. If, through no act or fault of DESIGN/BUILDER, the Work is suspended for a. period of more than ninety days by OWNER or under an order of court or other public authority, or OWNER fails to act on any Application for Payment within thirty days after it is submitted or OWNER fails for thirty days to pay DESIGN/BUILDER any sum finally determined to be due, then DESIGN/BUILDER may, upon seven days' written notice to OWNER, and provided OWNER does not remedy such suspension or failure within that time, terminate the Agreement and recover from OWNER payment on the same terms as provided in paragraph 14.03A. In lieu of terminating the Agreement and without prejudice to any other right or remedy, or OWNER has failed for thirty days to pay DESIGN/BUILDER any sum finally determined to be due, DESIGN/BUILDER may upon seven day's written notice to OWNER stop the Work until payment is made of all such amounts due DESIGN/BUILDER, including interest thereon. The provisions of this paragraph 14.04.A are not intended to preclude DESIGN/BUILDER from making claim under
Article 9 for an increase in Contract Price or Contract Times or otherwise for expenses or damage directly attributable to DESIGN/BUILDER's stopping Work as permitted by this paragraph.

ARTICLE 15--DISPUTE RESOLUTION

If and to the extent that OWNER and DESIGN/BUILDER have agreed on the method and procedure for resolving disputes between them that may arise under this Agreement, such dispute resolution method and procedure, if any, shall be as set forth in Exhibit GC-A, "Dispute Resolution Agreement", to be attached hereto and made a part hereof. If no such agreement on the method and procedure for resolving such disputes has been reached, OWNER and DESIGN/BUILDER may exercise such rights or remedies as either may otherwise have under the Contract Documents or by Laws or Regulations in respect of any dispute.

ARTICLE 16--MISCELLANEOUS

16.01    GIVING NOTICE

         A. Whenever any provision of the Contract Documents requires the giving of written notice, it will be deemed to have been validly given.

                  1. If delivered in person to the individual or to a member of the firm or to an officer of the corporation for whom it is intended;

                  2. If delivered at or sent by registered or certified mail, postage prepaid, to the last business address known to the giver of the notice; or

                  3. If transmitted by facsimile, the time at which a machine generated confirmation' states the. notice was received at the facsimile telephone number of the intended recipient last known by the sender.

16.02    COMPUTATION OF TIMES

         A. When any period of time is referred to in the contract Documents by days, it will be computed to exclude the first and include the last day of such period. If the last day of any such period falls on a Saturday or Sunday or on a day made a legal holiday by the law of the applicable jurisdiction, such day will be omitted from the computation.

         B. A calendar day of twenty-four hours measured from midnight to the next midnight will constitute a day.

16.03    NOTICE OF CLAIM

         A. Should OWNER or DESIGN/BUILDER suffer injury or damage to person or property because of any error, omission or act of the other party or of any of the other party's employees or agents or others for whose acts the other party is legally liable, claim will be made in writing to the other party within a reasonable time of the first observance of such injury or damage. The provisions of this paragraph 16.03.A shall not be construed as a substitute for or a waiver of the provisions of any applicable statute of limitations or repose.

16.04    CUMULATIVE REMEDIES

         A. The duties and obligations imposed by these General Conditions and the rights and remedies available hereunder to the parties hereto, and, in particular but without limitation, any general or specific warranties, guarantees and indemnities imposed upon DESIGN/BUILDER and all of the rights and remedies available to OWNER thereunder, are in addition to, and are not to be construed in any way as a limitation of, any rights and remedies available to any or all of ahem which are otherwise imposed or available by Laws or Regulations, by special warranty or guarantee or by other provisions of the Contract Documents, and the provisions of this paragraph will be as effective as if repeated specifically in the Contract Documents in connection with each particular duty, obligation, right and remedy to which they apply.

16.05    SURVIVAL OF OBLIGATIONS

         A. All representations, indemnifications, warranties and guarantees made in, required by or given in accordance with the Contract Documents, as well as all continuing obligations indicated in the Contract Documents, will survive final payment, completion and acceptance of the Work and termination or completion of the Agreement.

EXHIBIT GC-A to GENERAL CONDITIONS OF THE AGREEMENT BETWEEN OWNER AND DESIGN/BUILDER DATED For use with EJCDC No. 1910-40 (1995 ed.)

15.01    DISPUTE RESOLUTION AGREEMENT

         A. Article 15 of the General Conditions of the Contract between OWNER and DESIGN/BUILDER is amended to include paragraphs 15.01.B-15.01.F.

         B. OWNER and DESIGN/BUILDER agree that they will first submit any and all unsettled claims, counterclaims, disputes and other matters in question between them arising out of or relating to `the Contract Documents or the breach thereof ("disputes"), to mediation by The American Arbitration Association prior to either of them initiating against the other a demand for arbitration pursuant to paragraph 15.01.C through 15.01.F, unless delay in initiating arbitration would irrevocably prejudice one of the parties. Any time limits within which to file a demand for arbitration shall be suspended with respect to a dispute submitted to mediation within those same applicable time limits and shall remain suspended until 10 days after the termination of the mediation. The mediator of any dispute submitted to mediation under this Agreement shall not serve as arbitrator of such dispute unless otherwise agreed.

         C. All claims, disputes and other matters in question between OWNER and DESIGN/BUILDER arising out of or relating to the Contract Documents or the breach thereof (except for claims which have beets waived by the making or acceptance of final payment as provided by paragraph 13.10) will be decided by binding arbitration in accordance with The Construction Industry Arbitration Rules of the American Arbitration Assn. subject to the limitations of this paragraph 15.01. This agreement so to arbitrate and any other agreement or consent to arbitrate entered into in accordance herewith as provided in this paragraph 15.01 will be specifically enforceable under the prevailing law of any court having jurisdiction.

         D. Notice of the demand for arbitration will be filed in writing with the other party to the Agreement and with the designated arbitration entity. The demand for arbitration will be made within a reasonable time after the claim, dispute or other matter in question has arisen, and in no event shall any such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

         E. Except as provided in paragraph 15.01.F below, no arbitration arising out of or relating to the Contract Documents shall include by consolidation, joinder or in any other manna any other individual or entity who is not a party to this contract unless:

                  1. the inclusion of such other individual or entity is necessary if complete relief is to be afforded among those who are already parties to the arbitration, and

                  2. such other individual or entity is substantially involved in a question of law or fact which is common to those who are already parties to the arbitration and which will arise in such proceedings, and

                  3. the written consent of the other individual or entity sought to be included and of OWNER and DESIGN/BUILDER has been obtained for such inclusion, which consent shall make specific reference to this paragraph; but no such consent shall constitute consent to arbitration of any dispute not specifically described in such consent or to arbitration with any party not specifically identified in such consent.

         F. Notwithstanding paragraph 15.01.E, if a claim, dispute or other matter in question between OWNER and DESIGN/BUILDER involves the Work of a Subcontractor, Supplier or Engineer either OWNER or DESIGN/BUILDER tray join such entity as a patty to the arbitration between OWNER and DESIGN/BUILDER. hereunder. DESIGN/BUILDER shall include in all subcontracts required by paragraph 6.05.D a specific provision whereby the Subcontractor consents to being joined in an arbitration between OWNER and DESIGN/BUILDER involving the Work of such Subcontractor. Nothing in this paragraph 15.01.F nor in the. provision of such subcontract consenting to joinder shall create any claim, right or cause of action in favor of Subcontractor, Supplier or Engineer against OWNER.

                            SUPPLEMENTARY CONDITIONS

         These Supplementary Conditions amend or supplement the Standard General Conditions of the Contract between OWNER and DESIGN/BUILDER (No. 1910-40, 1995 Edition) and other provisions of the Contract Documents as indicated below. All provisions which are not so amended or supplemented remain in full force and effect.

SC-1.01.A DEFINITIONS

The terms used in these Supplementary Conditions which are defined in the Standard General Conditions of the Contract between OWNER and DESIGN/BUILDER (1910-40, 1995 Edition) have the meanings assigned to them in the General Conditions.

SC-1.01.A.45 SUBSTANTIAL COMPLETION

Amend the first sentence of Paragraph 1.01.A.45 of the General Conditions by striking out the second reference to the following words: (or a specified part); and as so amended, Paragraph 1.01.A.45 remains in effect.

Add the following language at the end of Paragraph 1.01.A.45 of the General Conditions. Substantial Completion shall be attained at the point in time where the Facility is ready to begin processing corn.

SC-2.04 BEFORE STARTING CONSTRUCTION

Delete paragraph A in its entirety and substitute the following:

         A. DESIGN/BUILDER will supply the following upon the earlier of 30 days after the execution of this Agreement or 15 days prior to construction commencement.

SC-3.04 REUSE OF DOCUMENTS

Add the following at the end of this section: "The DESIGN/BUILDER shall provide Owner `as built' Drawings, Plans and Specifications within 120 days after the completion of construction."

SC-4.04.D HAZARDOUS CONDITIONS

Delete Paragraph 4.04.D in its entirety and insert the following in its place:

         D. To the fullest extent permitted by Laws and Regulations, DESIGN/BUILDER shall indemnify and hold harmless OWNER, Subcontractors, Suppliers, Engineers and the officers, directors, employees, agents other consultants and subcontractors of each and any of them from and against all claims, costs, losses and damages (including but not limited to all fees and charges of engineers, architects, attorneys and other professionals and all court or arbitration or other dispute resolution costs) arising out of or resulting from such Hazardous Condition, provided that (i) any such claim, cost, loss or damage is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than completed Construction Services), including the loss of use resulting therefrom, and (ii) nothing in this paragraph 4.04.D shall obligate

DESIGN/BUILDER. to indemnify any individual or entity from and against the consequences of that individual's or entity's own negligence or willful misconduct.

SC-5.01 PERFORMANCE, PAYMENT AND OTHER BONDS

At the beginning of Paragraph A, add the words "If it is required by the Primary Lender,"

Add at the end of Paragraph A: "The cost of the performance and payment bonds shall be paid by the OWNER."

SC-5.02.A DESIGN/BUILDER'S LIABILITY INSURANCE

The limits of liability for the insurance required by Paragraph 5.02.A of the general conditions shall provide coverage for not less than the following amounts or greater where required by Laws and Regulations:

1.       Worker's Compensation under Paragraph 5.02.A.1 of the General
         Conditions:

         a.       State:                             Statutory
         b.       Applicable Federal:                Statutory
         c.       Employer's Liability:              $500,000

2. DESIGN/BUILDER's General Liability (under paragraphs 5.02.A.2 through 6 of the General Conditions) which shall include completed operations and product liability coverages.

         a.       General Aggregate:
                  (Except Products -
                  Completed Operations)              $2,000,000

         b.       Products - Completed
                  Operations Aggregate               $2,000,000

         c.       Personal and Advertising
                  Injury (Per Person/
                  Organization)                      $1,000,000

         d.       Each Occurrence
                  (Bodily Injury and
                  Property Damages)                  $1,000,000

         e. Property Damage liability insurance will provide Explosion, Collapse and Underground coverages where applicable.

         f.       Excess Liability

                  General Aggregate                  $10,000,000
                  Each Occurrence                    $10,000,000

3.       Automobile Liability:
         Combine Single
         Limit (Bodily Injury and
         Property Damage)                            $1,000,000

SC-5.02.B. DESIGN/BUILDER'S LIABILITY INSURANCE

The following individuals or entities are to be included on the indicated policies as additional insureds:

1.       Dakota Ethanol, L.L.C.

SC-5.04.A.2 PROPERTY INSURANCE

Add the following language at the end of Paragraph 5.04.A.2 of the General Conditions. The Builder's Risk Policy will include Hot Testing Coverage.

SC-5.04.B PROPERTY INSURANCE

Delete Paragraph 5.04.B of the General Conditions in its entirety and insert the following in its place:

1. At the appropriate time during the construction period, the OWNER shall purchase and maintain Broad Coverage Insurance for equipment such as boilers, other pressure vessels, hot water boilers, fired storage water heaters, fired coil water heaters, unfired pressure vessels, machinery, and similar equipment or objects, which are provided under the Contract for this Work and which may not be covered under other insurances. The insurance shall be in accordance with State Laws. Such coverage shall, as a minimum, insure against loss or damages, including death or bodily injury, from explosion, rupture, or bursting of the equipment piping and normally covered appurtenances or other similar hazards peculiar to the particular equipment or object.

2. The policy shall name the OWNER, the DESIGN/BUILDER, all Subcontractors and lower tier Sub-subcontractors as joint insured.

3. The insurance shall be placed into effect prior to the testing, use or start up of any equipment or object provided under the Contract. The DESIGN/BUILDER shall notify the OWNER or insurance agent in ample time prior to testing or startup of the object to permit any required inspections.

4. The policy, shall cover, as a minimum, (1) loss to property of the insured, including extra costs of temporary repair (2) death or bodily injury liability, including defense, settlement and supplementary payments, and (3) property damage liability including defense, settlement and supplementary payments. The minimum limits shall be $1,000,000 per occurrence.

5. After acceptance of the Work, or upon occupancy by the OWNER, the OWNER will provide pressure vessel insurance. OWNER will purchase and maintain boiler, machinery and other property insurance as indicated in GC-5.04.B

         Entities deemed to have an insurable interest shall be listed as an insured or additional insured.

SC-5.04.E PROPERTY INSURANCE

Delete Paragraph 5.04.E of the General Conditions in its entirety.

SC-5.06. RECEIPT AND APPLICATION OF PROCEEDS

         A. Insert the following at the end: "Notwithstanding anything to the contrary, the rights contained herein shall be subordinate to the lender or lenders financing the Project."

         B. Delete the remaining portion of paragraph B from "any loss" in the second line all the way through the end.

SC-6.03.A LABOR, MATERIALS AND EQUIPMENT

DESIGN/BUILDER will determine the appropriate amount of overtime based on an assessment of cost and schedule, provided that in no event will such time increase the contract price.

SC-6.03.B LABOR, MATERIALS, AND EQUIPMENT

Add the following sentence to Paragraph 6.03.B of the General Conditions: The DESIGN/BUILDER will not be responsible for any utility lines and/or connections beyond the surveyed boundaries of the Site; and as so amended Paragraph 6.03.B remains in effect.

SC-6.03.C LABOR, MATERIALS, AND EQUIPMENT

Delete the following in the first sentence of Paragraph 6.03.C: except as otherwise provided in the Contract Documents. Replace with the following: with the exception of the centrifuges installed in the plant.

SC-6.07.A PERMITS

Delete the last sentence of Paragraph 6.07.A of the General Conditions, and insert the following in its place: The OWNER is responsible for paying any and all utility company connection charges and/or capital costs related thereto.

SC-6.09. TAXES

Excise taxes will be paid and any refunds will be applied for by the Owner.

SC-6.11 .A RECORD DOCUMENTS

Add the following language at the end of paragraph 6.11.A: Record Documents will include As-Built Drawings of the Project. DESIGN/BUILDER will have 120 days from the date of Substantial Completion to deliver the As-Built Drawings.

SC-6.18.A DESIGN/BUILDER'S GENERAL WARRANTY AND GUARANTEE

Insert the following at the end of the first sentence of Paragraph 6.18.A: and will be of watertight construction. This warranty shall be effective for a period of twelve months from the date of substantial completion and will cover all labor and materials to correct any deficiencies.

SC-7.02.B COORDINATION

The following shall be added at the end of paragraph 7.02.B: DESIGN/BUILDER will be responsible for coordination of water line to site, elevated storage tank and miscellaneous additional development including construction of road.

SC-8.01.A.6. GENERAL

Delete paragraphs 8.01.A.6.a, 8.01.A.6.b, 8.01.A.6.e and 8.01.A.6.g in their entirety.

SC10.02.C COST OF THE WORK

Delete paragraphs 10.02.C.2, 10.02.C.2.a, 10.02.C.2.b, 10.02.C.2.c, 10.02.C.2.d
and 10.02.C.2.e in their entirety.

SC-13.02.A. APPLICATION FOR PROGRESS PAYMENT

Delete the first sentence of paragraph 13.02.A and replace with the following:
The DESIGN/BUILDER shall submit to the OWNER an Application for Payment on the 5th of each month for the construction completed during the previous month. The first Application for Payment will be submitted after signing the contract documents and prior to mobilization to cover design work to date, equipment deposits and mobilization costs.

SC-13.04.A.1 PROGRESS PAYMENTS

Delete paragraph 13.04.A.1 in its entirety and replace with the following:

         1. The OWNER shall, within 15 days of receipt of each Application for Payment, approve and make payment to the DESIGN/BUILDER. If for any reason an amount less than the total amount due per the request is approved by the OWNER, the DESIGN/BUILDER shall be notified immediately.

SC-13.04.A.2 PROGRESS PAYMENTS

Delete the last sentence of Paragraph 13.04.A.2 and replace with the following:
Written notice will be deemed to have been served if sent to the Designated Representative at the address defined in the Standard Form of Agreement Between Owner and Design/Builder.

SC-13.04.B.6 PROGRESS PAYMENTS

Insert the following after "Liens have been filed": or are threatened to be filed.

SC-13.04.B. PROGRESS PAYMENTS

Add the following sections to 13.04.B:

         8. Reasonable evidence that the Work cannot be completed for the Contract Price.

         9. Reasonable evidence that the Work will not be completed in the Contract Time.

SC-13.05.A SUBSTANTIAL COMPLETION

The following should be inserted at the end:

         A. Notwithstanding anything to the contrary, in no event will substantial completion be achieved until such time as the plant is ready to begin processing corn.

SC-13.09.B FINAL PAYMENT AND ACCEPTANCE

Insert the following at the end of the first sentence: less 150% of the cost of completing the remaining items.